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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
NATIONAL SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL SEMICONDUCTOR CORPORATION
2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, October 1, 2004
10:00 a.m.
Building 31, National Semiconductor Corporation headquarters
955 Kifer Road
Sunnyvale, California

To the owners of common stock of National Semiconductor Corporation:

        The annual meeting of stockholders of National Semiconductor Corporation, a Delaware corporation, will be held on Friday, October 1, 2004 at 10:00 a.m. California time in Building 31 of National's headquarters, located at 955 Kifer Road, Sunnyvale, California, for the following purposes:

  1.
  To elect a board of eight directors;

  2.
  To ratify the appointment of KPMG LLP as the independent auditors of the Company;

  3.
  To approve the Executive Officer Incentive Plan, as amended;

  4.
  To approve the adoption of the 2005 Executive Officer Equity Plan; and

  5.
  To conduct any other business properly raised at the meeting or at any adjournment of the meeting.

        The record date for the meeting is the close of business on August 13, 2004 and only the holders of the common stock on that date will be entitled to vote at the meeting or at any adjournment of the meeting. All stockholders are invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if the stockholder previously returned a proxy.

By order of the Board of Directors

JOHN M. CLARK III Secretary
August 25, 2004

Please return your signed proxy card

IMPORTANT: PLEASE COMPLETE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN YOUR PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT STOP YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS.

PROXY SATEMENT

Table of Contents

GENERAL INFORMATION
PROPOSALS TO BE VOTED ON AT THE MEETING
1.	Election of Directors
2.	Ratification of Appointment of KPMG LLP as the Independent Auditors of the Company
3.	Approval of the Executive Officer Incentive Plan, as amended
4.	Approval of the Adoption of the 2005 Executive Officer Equity Plan
CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
COMPANY STOCK PRICE PERFORMANCE
OUTSTANDING CAPITAL STOCK, QUORUM AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
FORM 10-K
KEEP YOUR ADDRESS CURRENT
INCORPORATION BY REFERENCE
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
APPENDIX B EXECUTIVE OFFICER INCENTIVE PLAN, AS AMENDED
APPENDIX C 2005 EXECUTIVE OFFICER EQUITY PLAN

NATIONAL SEMICONDUCTOR CORPORATION
2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 1, 2004

GENERAL INFORMATION

        This proxy statement is provided to you by the board of directors of National Semiconductor Corporation, which is asking for your proxy to be used at the annual meeting of stockholders on October 1, 2004, or at any adjournment of the meeting. The annual report, which includes our audited financial statements for the fiscal year ended May 30, 2004, has been mailed to you with or shortly before this proxy statement. The annual report also contains details on our operations and other relevant information. This proxy statement and proxy card will first be sent to stockholders on approximately August 25, 2004.

Proxy Voting Procedures

        You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

        If your shares are held in your name, you can vote by proxy in three convenient ways:

  •
  Via Internet: go to http:/ /www.eproxyvote.com/nsm and follow the instructions. You will need to enter the control number printed on your proxy card.

  •
  By Telephone: call toll-free 1-877-779-8683 and follow the instructions. You will need to enter the control number printed on your proxy card.

  •
  In Writing: Complete, sign, date and return your proxy card in the enclosed envelope.

        Your proxy card shows all shares registered in your name. If you hold shares through someone else, such as a stockbroker, you may receive material from the brokerage firm asking how you want to vote. Check the voting form used by that firm to see if it offers Internet or telephone voting.

        If you give us your signed proxy, but do not specify how to vote, we will vote your shares in favor of our director candidates, in favor of the proposal to ratify the appointment of KPMG LLP as the independent auditors, in favor of the approval of the Executive Officer Incentive Plan, as amended, and in favor of the adoption of the 2005 Executive Officer Equity Plan. If any other matters of which we were not notified by July 11, 2004 are raised at the meeting, we will use our best judgment to vote your proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted upon.

        You may revoke your proxy at any time before it is voted by (1) submitting a new proxy with a later date, including a proxy given via the Internet or by telephone; (2) notifying National's Secretary in writing before the meeting; or (3) voting in person at the meeting.

Solicitation Costs

        We pay the cost of soliciting proxies, including the preparation, printing, assembly and mailing of this proxy statement, the proxy cards and any other information provided to stockholders. Stockholders who own stock through brokers or other intermediaries, and not directly through ownership of stock certificates, are considered beneficial owners. Copies of the proxy solicitation materials will be provided to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names. National's directors, officers or employees may solicit proxies in person, by telephone, by fax or electronically. We have paid Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York, 10004 a basic retainer fee of $8,500, plus expenses, to help solicit proxies from brokers and nominees. We have also paid EquiServe Trust Company, N.A., P.O. Box 43023, Providence, R.I. 02940-3023 a fee of $5,000, plus expenses, to help count proxies.

Attending in Person

        IMPORTANT! Only stockholders of record on August 13, 2004 and invited guests may attend the meeting. If you own your shares directly and are listed as a stockholder of record on August 13, 2004, you will be admitted to the meeting with proof of identification. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting either a copy of the voting instruction card provided by your nominee or an account statement or other letter from the nominee indicating you were the beneficial owner of the shares on August 13, 2004.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

        Our board has nominated the eight director candidates named below. Personal information on each of our director candidates is also provided below. All of our nominees currently serve as directors. None of our directors, except Brian L. Halla, President and CEO of National, are employed by National. All directors are elected for one year terms. Directors cannot stand for reelection after they have reached age 70. If a director nominee becomes unavailable before the meeting, your proxy authorizes the persons named as proxies to vote for a replacement nominee. We do not expect any nominee to be unable or unwilling to serve as a director.

        The following table shows basic information about each nominee:

Name	Age*	Principal Occupation and Business Experience	Director Since
Brian L. Halla	57	Mr. Halla has been Chairman of the Board, President and Chief Executive Officer of National since he joined the Company in May 1996. He came to National from LSI Logic Corporation where he was Executive Vice President of LSI Logic Products. He had also held positions at LSI Logic Corporation as Senior Vice President and General Manager, Microprocessor/DSP Products Group and Vice President and General Manager, Microprocessor Products Group. Prior to that, he was with Intel Corporation for 14 years, where his last position was Director of Marketing for Intel's Microcomputer Group.	1996
Steven R. Appleton	44
		Mr. Appleton is the Chairman of the Board, Chief Executive Officer and President of Micron Technology, Inc., a position he has held since 1994. Micron is a leading worldwide provider of semiconductor memory solutions for computer and computer-peripheral manufacturing, consumer electronics, CAD/CAM, office automation, telecommunications, networking, data processing, and graphics display. He joined Micron in 1983 and he held a series of increasingly responsible positions, including Production Manager, Director of Manufacturing, and Vice President of Manufacturing, before he was named President and Chief Executive Officer in 1991. Mr. Appleton is a director of Micron Technology, Inc.	2001

Gary P. Arnold	62	Mr. Arnold was Chairman, President and Chief Executive Officer of Analogy, Inc., a leading supplier of product design and simulation software, from 1993 (appointed Chairman in 1994) until 2000. Prior to that, Mr. Arnold was Vice President and Chief Financial Officer of Tektronix, Inc. and had also served as Vice President, Finance and Chief Financial Officer of National from 1983 to 1990. Mr. Arnold has a CPA certification and a B.S. degree in accounting and is a graduate of the law school at the University of Tennessee. Mr. Arnold is a director of Telenetics Corporation.	1989
Richard J. Danzig	60
		Mr. Danzig served as Secretary of the Navy in the Clinton administration from November 1998 to January 2001 and was Undersecretary of the Navy from November 1995 to May 1997. In between, he was a Traveling Fellow in Asia and Europe for the Center of International Political Economy and an Adjunct Professor at Maxwell's School of Citizenship and Public Affairs. He previously served on our board from 1987 to 1993 while he was a partner at the law firm of Latham & Watkins. He is currently a Senior Fellow at the Center for Naval Analysis, Chairman of the Board of the Center for Strategic and Budgetary Assessments, a consultant to the Defense Advanced Research Project Agency, and a Nunn Prize Fellow at the Center for Strategic and International Analysis. Mr. Danzig is a graduate of Reed College and also has degrees from Yale Law School and from Oxford University, where he was a Rhodes Scholar. Mr. Danzig is a director of Human Genome Sciences, Inc.	2001
Robert J. Frankenberg	57
		Mr. Frankenberg is Chairman and acting CEO of Kinzan, Inc., a web services software company dedicated to creating products and services that address complex e-business needs of the extended enterprise. He had previously served as President and CEO of Encanto Networks, Inc.; Chairman, President and Chief Executive Officer of Novell, Inc.; and as a management consultant with NetVentures. He has a degree in computer engineering from San Jose State University and is a SEP graduate of Stanford University's Graduate School of Business. Mr. Frankenberg is a director of Electroglas, Inc., Extended Systems Incorporated, ScanSoft, Inc. and Secure Computing Corporation.	1999

E. Floyd Kvamme	66	Mr. Kvamme is a partner in Kleiner Perkins Caufield & Byers, a high technology venture capital firm. Mr. Kvamme was formerly a Vice President of National and was serving as President of our former subsidiary, National Advanced Systems Corporation, at the time of his departure from National in 1982. He presently serves as co-chair of the Presidential Council of Advisors on Science and Technology. Mr. Kvamme has two degrees in electrical engineering. Mr. Kvamme is a director of Harmonic, Inc., Photon Dynamics, Inc. and Power Integrations, Inc.	1998
Modesto A. Maidique	64	Dr. Maidique has been President of Florida International University, a public research university with an enrollment of 35,000 students, since 1986. He has served on the faculties of Stanford University, Harvard University and the Massachusetts Institute of Technology. He was a co-founder of Analog Devices, Inc. and served as Vice President and General Manager of the Linear IC Division at Analog Devices. Dr. Maidique is a director of Carnival PLC.	1993
Edward R. McCracken	60	Mr. McCracken retired as Chairman and Chief Executive Officer of Silicon Graphics, Inc. in 1998. Silicon Graphics designs, manufactures and markets visual computer systems used for conceptual design, analysis and simulation. He was previously employed by Hewlett-Packard for 16 years. Mr. McCracken is a director of Tularik, Inc.	1995

*
Age at May 30, 2004, the last day of our 2004 fiscal year.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS. THE DIRECTORS ARE ELECTED BY A PLURALITY VOTE.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY

        Unless you indicate otherwise, your proxy will be voted FOR the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending May 29, 2005. The Audit Committee has reappointed KPMG LLP as our independent auditors and has recommended to the board that the appointment be ratified by stockholders. KPMG LLP has been our independent auditor since we were incorporated in 1959 and has offices or affiliates in most localities throughout the world where we have operations.

        The Audit Committee meets with KPMG LLP several times a year. At these meetings, the Committee reviews audit and non-audit services performed by KPMG LLP, as well as the fees charged for these services. Among other things, the Committee examines the effect that the performance of non-audit services may have on the independence of the auditors. Additional information concerning the Audit Committee and its activities can be found in sections of this proxy statement titled "Corporate Governance, Board Meetings and Committees" and "Report of the Audit Committee." The Audit Committee Charter is attached as Appendix A.

        A representative of KPMG LLP is expected to attend the meeting and will be available to answer stockholders' questions or have the opportunity to make a statement if he or she wishes to do so.

Fees Paid to KPMG LLP

        The following table sets forth the fees paid or accrued for audit and other services provided by KPMG LLP during the last two fiscal years:

Fee Type	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$2,169,000	$1,630,000
Audit-Related Fees(2)	37,000	52,000
Tax Fees(3)	346,000	396,000
All Other Fees(4)	12,000	7,000

Total Fees	$2,564,000	$2,085,000

(1)
Includes fees billed for each of the last two fiscal years for professional services rendered in connection with the audit of the annual financial statements, review of financial statements included in the 10-Q filings, and for services provided for statutory and regulatory filings or engagements for those fiscal years.

(2)
Includes fees billed in each of the last two fiscal years for assurance and related services and the audit of employee stock plans.

(3)
Includes fees billed in each of the last two fiscal years for tax compliance, tax advice, and tax planning.

(4)
Includes other fees not included in the above categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        Under its Charter, the Audit Committee must pre-approve the audit services and permitted non-audit services to be rendered by the independent auditors before they may be engaged to render such services. The Charter allows the Audit Committee to delegate its authority to pre-approve services to the Audit Committee Chairman, who must present any such delegated approvals to the full Committee at the next committee meeting. In practice, the Audit Committee has delegated this pre-approval authority to be used to approve services (other than the basic audit services) of a non-routine nature that need to commence before the Committee is next able to meet. During fiscal

2004, all audit and permissible non-audit services were pre-approved pursuant to the Charter requirements.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2005. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION. A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL 3. APPROVAL OF THE EXECUTIVE OFFICER INCENTIVE PLAN, AS AMENDED

        We maintain the Executive Officer Incentive Plan, which was first approved by stockholders in 1994, as an integral part of the compensation program for executive officers. The Compensation Committee Report notes that the Compensation Committee has designed a new executive compensation program which it is in the process of implementing. The new compensation program has a renewed emphasis on performance that is intended to strengthen alignment with stockholder interests and rebalance the historical mix between cash and equity by increasing the opportunities for cash incentives and reducing the amount of equity compensation. The Committee has increased the emphasis on overall corporate financial performance by increasing the annual incentive opportunities offered through the Executive Officer Incentive Plan (which we refer to in this discussion as the "EOIP"). As a result, we have amended the EOIP and are asking stockholders to approve the amended version of the EOIP. The amendments to the EOIP reflect the changes we have made in our executive compensation strategy to increase emphasis on annual corporate performance through focus on key financial metrics, while also ensuring continued compliance with section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one tax year for our highest paid senior executives. However, certain performance-based compensation that has been approved by stockholders is not subject to this deduction limit. We are asking for stockholder approval of the revised EOIP so that payments under the revised EOIP qualify as performance-based compensation and continue to be deductible for federal income tax purposes.

        The full text of the amended EOIP appears in Appendix B. The principal features of the EOIP are outlined below and should be reviewed along with Appendix B.

Description of the EOIP

        The purpose of the EOIP is to motivate and reward senior executives for performance and to allow our compensation expense to vary with our financial performance. We are using the EOIP to provide increased cash incentive opportunities for senior executives. We intend to use the EOIP to focus performance on key financial metrics. Only executive officers may participate in the EOIP; we currently have nine executive officers. The EOIP is administered by the Compensation Committee, which is presently composed of Messrs. Appleton, Maidique and McCracken. Prior to or shortly after the beginning of each fiscal year, the Committee determines which executive officers may participate in the EOIP for the fiscal year, the incentive level assigned to each participant, and the performance goals applicable for the fiscal year.

        Performance goals are based on one or more financial, strategic and operational business criteria specified in the EOIP. Financial business criteria include net income, margin, earnings per share and return on invested capital. Strategic and operational criteria include market share increases, quality improvements, and cycle time reductions. The business criteria that may be used for performance goals are specified in section 5 of the EOIP. The Committee intends to focus on using the financial business criteria as the key metrics for performance goals.

        The Committee establishes the specific performance goals based on the business criteria and assigns weights to the goals. For fiscal 2004, the financial goals were based on revenue growth and return on invested capital. While each executive officer also had individual strategic and operational goals, in keeping with the focus on financial metrics, the Committee used the financial goals as the primary measure of performance. The Committee has the option to make awards dependent on achievement of one or more different performance goals provided the goals, when established, are stated as alternatives to one another. Goals may change from year to year, as long as they are based on the business criteria specified in the EOIP. This allows us to maintain alignment with the business strategy and respond to changing market conditions, while maintaining focus on financial measures.

        At the end of the fiscal year, the Committee reviews the performance of the participating executive officers against the established performance goals. Awards are paid after the Committee has certified in writing that the performance goals have been achieved. The EOIP allows the Committee to reduce but not increase the amount of an award that is otherwise payable to a participant upon achievement of the performance goals. Since we have rebalanced the executive compensation program to provide increased cash incentive opportunities through the EOIP, the maximum award payable under the EOIP to any one participating executive officer for any fiscal year has been increased to the lesser of $6 million or 600% of the participant's annualized base remuneration at the end of the fiscal year; these maximum amounts would only be paid in the event maximum performance on the applicable goals is achieved. Awards are paid in cash after the end of the fiscal year and participants have the option to defer payment of all or part of the award until a later date.

        Depending on performance achieved prior to termination of employment during the fiscal year, participants whose employment is terminated by retirement, death or disability are entitled to receive all or a portion of the award that would otherwise be payable. Participants whose employment is terminated for any other reason during the fiscal year are not entitled to receive an EOIP award for that fiscal year.

Summary of Benefits Under the EOIP

        Amounts paid under the EOIP vary depending on individual and company performance. The following table sets forth the incentive bonus amounts paid for fiscal 2004. The amounts paid reflect performance that exceeded the maximum performance levels set for the financial metrics of revenue growth and return on invested capital.

Name and Position	Bonus
Brian L. Halla Chairman, President and CEO	$5,000,000
Donald Macleod Executive Vice President and Chief Operating Officer	2,200,000
Kamal K. Aggarwal Executive Vice President, Central Technology and Manufacturing Group	1,500,000
Lewis Chew Senior Vice President, Finance and Chief Financial Officer	900,000
Detlev Kunz Senior Vice President, Worldwide Marketing and Sales	775,000
All current executive officers as a group	12,400,000
All other employees, including current officers who are not executive officers*	0

*
Employees who are not executive officers receive incentive compensation under the Key Employee Incentive Plan, a separate incentive plan. Directors who are not employees are not eligible to participate in the EOIP.

Federal Tax Issues and Other Information

        EOIP awards constitute ordinary income taxable to the executive officer. Subject to the provisions of Section 162(m) of the Internal Revenue Code and regulations issued under the Code, National is entitled to a corresponding deduction for the fiscal year to which EOIP awards relate (or, to the extent deferred, for the year in which paid). Section 162(m) limits the allowable deduction for compensation paid or accrued for the chief executive officer and the four other most highly compensated officers of a publicly held corporation at the end of each fiscal year to no more than $1,000,000 per year. Under Internal Revenue Service regulations, certain types of compensation are excluded from this deduction limit if they meet the requirements for performance-based compensation.

        In order to meet the performance-based compensation requirements, awards under the plan must meet certain requirements set forth in Section 162(m), including approval of the plan by the Company's stockholders. The plan's administration by the Committee meets the additional requirement for administration by disinterested directors, as all members of the Committee meet the independence requirements set by the law. The submission of the EOIP to stockholders for approval and the EOIP provisions limiting maximum awards are intended to qualify EOIP awards under the terms of the law to preserve the Company's federal tax deduction.

        The Committee believes that the EOIP effectively motivates our executive officers to perform and exert maximum efforts for our success, while also making a large part of the incentive compensation package dependent on objective business and performance-based criteria, and aligning the performance objectives and incentives with those of stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE EXECUTIVE OFFICER INCENTIVE PLAN, AS AMENDED. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" APPROVAL. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL 4. APPROVAL OF THE ADOPTION OF THE 2005 EXECUTIVE OFFICER EQUITY PLAN

        We are submitting the 2005 Executive Officer Equity Plan to stockholders for approval. For many years, we have provided stock options as our primary form of equity incentive compensation for our executives. Executive officers have previously been awarded stock options under two stockholder approved plans: the Stock Option Plan (which has been in effect since 1977 and as of the end of fiscal 2004 had 77,762 shares available for grant) and the Executive Officer Stock Option Plan, which has been in effect since 2000. We note in the Compensation Committee Report that fiscal 2005 option grants will nearly deplete the shares available for the Executive Officer Stock Option Plan. The new executive compensation program that the Compensation Committee has developed and is in the process of implementing emphasizes performance and rebalances the cash and equity components of the compensation package. We have developed the 2005 Executive Officer Equity Plan (which we refer to in this discussion as the "EOEP") to provide the equity compensation component to executive officers under the new executive compensation program. The EOEP will be the primary source for providing equity compensation for executive officers going forward. The EOEP is an integral part of the new compensation strategy; without it we cannot fully implement the strategy.

        We believe that the semiconductor industry will continue to use equity as an integral part of total compensation for both executives and employees. We believe this trend will continue if and when we are required to include stock option expense in the calculation of net income under generally accepted accounting principles as has been proposed. Although we believe that equity will continue to be used as part of the compensation package, our outside research has shown that companies in the semiconductor industry are generally granting fewer equity awards. In line with these practices, we have reduced the size of our option grants for executive officers in fiscal 2004 and have set a target usage rate of 2% of our total issued and outstanding shares for total option awards to all employees, including executives, for fiscal 2005.

        In addition to granting fewer equity awards, we are modifying our equity award practices. As a result of the Compensation Committee's evaluation of the executive compensation program, the Committee has recommended that the Company utilize alternative methods for delivering equity—based compensation awards to the executive officers. The EOEP focuses on performance, by placing more emphasis on performance shares and other alternatives to traditional stock options. The Committee will remain focused on using performance metrics to reward performance and believes that the equity provided through the EOEP will accomplish this goal.

        We believe the EOEP is necessary to remain competitive and retain stockholder value. We explain our reasons under "Why We Believe You Should Vote for This Proposal" below.

        The full text of the EOEP appears in Appendix C. The principal features of the EOEP are outlined below and should be reviewed along with Appendix C.

Why We Believe You Should Vote for This Proposal

        Options remain appropriate for most employees.    We compete with a broad range of high technology companies, particularly in Silicon Valley. As the labor market improves, we are seeing increased recruiting activity by our competitors. We believe that stock options remain an essential component of the compensation package for our technical and professional employees.

        We are committing to a 2% burn rate for FY2005.    We have been actively managing our burn rate for options over the past few years. We are targeting to grant options to all employees, including executive officers, totaling no more than 2% of our issued and outstanding stock during our 2005 fiscal year.

        Our existing option plans will be nearly depleted by FY2005 grants.    We grant options to executive officers from two stockholder approved plans. After the fiscal 2005 grants are made, only about 458,000 shares will remain available for future grants to executive officers. This would not be sufficient for fiscal year 2006 grants. Furthermore, our existing plans provide only for conventional stock options and do not permit the award of performance shares or other equity-based vehicles. In order to attract and retain executive talent, we must be able to continue to award equity to our executive officers.

        Performance-based awards are appropriate for executive officers.    The Committee has decided that equity awards to executive officers should focus on Company performance and that performance shares are an appropriate vehicle for accomplishing this. The proposed EOEP includes authorization for performance-based equity awards as well as options.

        The EOEP represents only 0.82% of common shares outstanding.    We are requesting that stockholders approve the new plan with an initial authorization of three million shares. The EOEP limits the number of options that may be granted under the plan to one million. The remaining two million shares are available for other types of awards, all of which must be performance-contingent. We anticipate the performance shares will be sufficient for two years' worth of awards and that all of the executive officers will be eligible. The actual number of shares that are paid will depend upon company performance against measures that the Compensation Committee will determine at the beginning of the performance period.

        The plan terms reflect contemporary governance best practices.    The plan prohibits stock option repricing, discounted stock options and reload grants. It contains no evergreen features that provide for automatic replenishment of the plan. We must seek stockholder approval for the additional authorization of shares or any other material amendment of the plan terms.

Description of the Plan—General

        The EOEP features three types of equity compensation awards: stock options, performance share units and stock appreciation rights ("SARs"). The EOEP authorizes a total of 3,000,000 shares. Of this total, 1,000,000 of the shares may be issued upon the exercise of stock options and 2,000,000 may be issued in any combination upon the settlement of SARs and/or as payment for performance share units. We expect 3,000,000 shares will fund our needs for equity awards for our executive officers for two fiscal years. Any increase in the number of shares authorized for the EOEP will require stockholder approval.

        The shares issued under the EOEP may be previously unissued shares, or shares acquired by us either on the market or otherwise. In the event there is any change in the shares of the Company through a stock dividend, stock split, reorganization, recapitalization or other similar events, the number of shares authorized for the plan, the number and price of shares of stock subject to outstanding awards, and the numerical limits on the number of shares authorized for the different types of awards will be appropriately adjusted.

        The EOEP is administered by the board's Compensation Committee, which is currently composed of Messrs. Appleton, Maidique and McCracken. Committee members are appointed by the board and must be "non-employee directors" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, "outside directors" under Section 162(m) of the Internal Revenue Code and "independent directors" as required by the listing standards of the New York Stock Exchange. Committee members cannot receive benefits under the plan. As part of its administrative duties, the Committee determines which executive officers may receive awards, prescribes the terms and conditions of the awards, interprets the plan and awards granted under it, adopts rules for the administration, interpretation and application of the plan and interprets, amends or revokes any of the rules it has adopted.

        Only executive officers may receive awards under the plan; currently, we have nine executive officers. The Committee may not grant new options, performance share units or SARs in exchange for the cancellation of any other award made under this or any other plan. Other than in connection with a change in the Company's capitalization, neither the exercise price of an option nor the strike price of a SAR may be reduced without the approval of stockholders. Moreover, no material amendments, including increasing the number of shares available for issuance under the plan, may be made to the EOEP without the approval of stockholders. The price of the Company's common stock at the close of business on August 13, 2004 was $13.87.

        Since the emphasis of the plan is on performance, payment of performance share units and exercisability of SARs requires achievement of performance conditions determined by the Committee. Performance conditions may also be set for the exercisability of stock options, but they are not required. Performance conditions may be based on the specific business criteria specified in Section 6 of the plan (which include, among other criteria, net income, return on invested capital, earnings per share, market share and expense management) or they may be based on achievement of other specific performance objectives.

Terms and Conditions of Options

        As noted above, the plan authorizes the grant of options to purchase up to no more than a total of 1,000,000 shares. The Committee determines which executive officers may receive options, whether they are transferable, the vesting terms, and the size of the option grant. The Committee may, but is not required to, set performance requirements for the exercisability of options. These performance requirements may be based on the performance goals specified in the plan or on other specific performance objectives. No officer may be granted more than 250,000 options during any one fiscal year. The exercise price under each option granted cannot be less than 100% of the fair market value of the common stock on the date of grant. Options cannot be granted in exchange for the cancellation of any other option or award and the exercise price of an option may not be reduced without the approval of stockholders (except as may occur automatically in connection with a change in the capitalization of National).

        The terms of the plan relating to options are generally consistent with our existing stock option plans, policies and procedures. Options granted under the EOEP are non-qualified and not incentive stock options within the meaning of the Internal Revenue Code. The purchase price for all shares purchased upon an option exercise must be either paid in full in cash, or paid in full with National common stock valued at fair market value on the date of exercise or a combination of cash and common stock. The term of each option can be no more than six years and one day and an option may not be exercised unless the executive officer has been continuously employed by us for six months following the option grant date. The only exception to this would be if there is a change in control (as defined by the EOEP) of the Company; in this instance, options would become exercisable even if the six month vesting requirement has not been met. Each option granted is evidenced by a stock option agreement between National and the executive officer.

        Under the EOEP, an executive officer or his transferee may, upon termination of the executive officer's employment for any reason other than retirement, permanent disability, or death, exercise an option at any time within three months after termination to the extent he was entitled to exercise the option at the date of termination, but not after expiration of the option term. If the executive officer dies during the three months following termination, the person to whom his rights have passed may exercise the option at any time within a period of one year after his death to the extent that the executive officer was entitled to exercise the option at date of death, but not after expiration of the option term. In the event of termination of employment by retirement, permanent disability or death, the option may be exercised by the executive officer's transferee, or person to whom his rights have passed, in accordance with its terms at any time within five years after the termination, but not after the option term has expired. If the executive officer's employment is terminated and he is then rehired within ninety days, the Committee may reinstate any portion of the option previously granted but not exercised.

        Tax Consequences of Options.    The following tax description is required by SEC regulations. An executive officer will not be considered to have received any compensation for federal income tax purposes upon the grant of a non-qualified stock option but will realize taxable ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the common stock on the date of exercise over the exercise price. The basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of the stock option will be the amount paid for the shares, plus any ordinary income recognized as a result of the exercise of such option. If the executive officer holds the shares for the long-term capital gain holding period following the date taxable income is realized as a result of the exercise of the option, any gain realized upon disposition will be taxed as long-term capital gain. If an executive officer exercises a stock option and makes payment with shares of the Company's common stock, he will not recognize gain or loss for the number of shares equally exchanged at the time of exercise. However, the additional shares transferred to the executive officer will cause him to realize, at the time of exercise, taxable ordinary income in an amount equal to the fair market value of the additional shares transferred to him less any cash paid by him. The Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the executive officer upon the exercise of the option.

Terms and Conditions of Performance Share Units

        Performance share units represent shares of stock that may ultimately be issued to the executive officer upon achievement of performance conditions. No more than a total of 2,000,000 shares may be issued in connection with the payment of performance share units and any shares issued in settlement of SARs will reduce this total. The Committee sets targets for performance share units for those executive officers it has chosen to receive performance share units. No executive officer may have a target of more than 250,000 performance share units established in any one fiscal year. The Committee sets the terms and conditions of the performance share units, including the applicable performance conditions and performance period, which must run for a minimum of two years, and vesting period, which may or may not run concurrently with the performance period. Performance share units are evidenced by an agreement that specifies the target number of performance share units and the applicable performance conditions.

        Performance share unit awards are determined at the end of the performance period. A threshold performance level of 50% must have been achieved before any awards are paid. The Committee determines the performance level achieved and certifies in writing that the performance ratings and other applicable conditions have been satisfied before awards are paid. The actual number of performance share units that may be earned may range from 50% to 150% of the established target and may not exceed 375,000 for any one performance period. Once the number of performance share units achieved is determined, the executive officer is paid in shares of stock equal to the number of performance share units that have been achieved, provided any applicable vesting periods have also been satisfied. The only exception to this would be if there is a change in control (as defined by the EOEP) of National; in this instance, performance conditions will lapse and the executive officer would receive shares of stock equivalent to the target number of performance share units assigned to him.

        Performance share units may not be transferred until the awards are actually paid. Any rights to receive stock upon payment of an award terminate upon termination of employment, although the Committee may make exceptions when employment terminates because of death, permanent disability or retirement.

Terms and Conditions of SARS

        The plan authorizes no more than a total of 2,000,000 shares for issuance upon the settlement of SARs. This total is reduced by the number of shares issued in connection with payment of performance share units. The Committee determines which executive officers may receive SARs, whether they are transferable, the vesting and performance conditions for exercisability, and the size of the SAR grant. No executive officer may be granted more than 100,000 SARs in any one fiscal year.

        Performance conditions must be met before SARs can be exercised. Like performance share units, the Committee must certify in writing that the performance conditions have been met before the SARs may be exercised. SARs cannot be exercised until one year after grant, assuming the performance conditions have been met. The strike price of the SAR cannot be less than the fair market value of the stock on the grant date. The term of each SAR can be no more than six years and one day and the SAR cannot be exercised unless the officer has been continuously employed by us for one year following the grant date. The only exception to this would be if there is a change in control (as defined in the EOEP) of the Company; in this instance, SARs would be exercisable even if the one-year requirement has not been met. Each grant of SARs is evidenced by a SAR grant agreement between the Company and the executive officer.

        Once performance and vesting requirements are met, SARs may be exercised. SARs are automatically exercised on the last day of the term of the SAR if the fair market value of the common stock exceeds the applicable strike price. Upon exercise, SARs are paid in shares of common stock equal to the excess of the fair market value on the date of exercise over the strike price.

        Under the EOEP, an executive officer or his transferee may, upon termination of the executive officer's employment for any reason other than retirement, permanent disability, or death, exercise a SAR at any time within three months after termination to the extent he was entitled to exercise the SAR at the date of termination, but not after expiration of the SAR's term. If the executive officer dies during the three months following termination, the person to whom his rights have passed may exercise the SAR at any time within a period of one year after his death to the extent that the executive officer was entitled to exercise the SAR at date of death, but not after expiration of the SAR's term. In the event of termination of employment by retirement, permanent disability or death, the SAR may be exercised by the executive officer's transferee, or person to whom his rights have passed, in accordance with its terms at any time within five years after the termination, but not after the SAR has expired. If the executive officer's employment is terminated and he is then rehired within ninety days, the Committee may reinstate any portion of the SAR previously granted but not exercised.

Summary of Benefits Under the EOEP

        The plan is only available to executive officers. We cannot predict the size of awards to executive officers under the plan. We have not granted any awards under the plan, although the following provides information on option awards made to executive officers in fiscal 2004 under the Executive Officer Stock Option Plan (numbers have been adjusted to reflect the two-for-one stock split paid as a 100% stock dividend in May 2004).

Name and Position	Number of Options
Brian L. Halla President, Chairman & CEO	1,000,000
Donald Macleod Executive Vice President and Chief Operating Officer	420,000
Kamal K. Aggarwal Executive Vice President, Central Technology and Manufacturing Group	320,000
Lewis Chew Senior Vice President, Finance and Chief Financial Officer	260,000
Detlev Kunz Senior Vice President, Worldwide Marketing and Sales	230,000
All current executive officers as a group	3,070,000
All other employees, including current officers who are not executive officers*	0

*
Employees who are not executive officers and directors who are not employees are not eligible to participate in either the Executive Officer Stock Option Plan or the EOEP.

        The EOEP is integral to our new executive compensation program. We believe it is important to include equity as a component of the compensation package, while emphasizing performance in equity awards. Further, the EOEP will effectively motivate our executive officers to perform and exert maximum efforts for our success.

        THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE 2005 EXECUTIVE OFFICER EQUITY PLAN. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" APPROVAL. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

        Although the board of directors believes the Company has observed good corporate governance practices in the past, following the enactment of the Sarbanes-Oxley Act of 2002, National Semiconductor, like most public companies, addressed the changing environment by reviewing its policies and procedures and, where appropriate, adopting new practices. Responding to new Securities and Exchange Commission ("SEC") regulations and amendments to the New York Stock Exchange rules, we have revised and formalized our principles of corporate governance, reviewed and revised the charters of our standing committees of the board, formalized our corporate ethics codes, and modified our procedures for reporting stock trades and other transactions by directors and executive officers. In general, based on these reviews, we have found that our existing governance structure, policies and procedures comply with the new rules and accepted practices. Our corporate governance guidelines are available, free of charge, on our website at http://www.national.com/invest.

Code of Business Conduct and Ethics

        We have had standards and policies regulating employee conduct for many years. During fiscal 2004, we reviewed our standards and policies and incorporated them into our new Code of Business Conduct and Ethics, which we believe satisfies the rules recently promulgated by the SEC and the New York Stock Exchange. The Code applies to all employees, including our chief executive officer, our chief financial officer and our principal accounting officer. Our Code of Business Conduct and Ethics is available, free of charge, on our website at http://www.national.com/invest. The Code was also filed as an exhibit to our annual report on Form 10-K for fiscal 2004.

Meetings

        The board of directors held seven meetings during fiscal 2004. All of the directors attended 75% or more of the meetings of the board of directors and the committees of the board on which they served during 2004.

        Our corporate governance guidelines require the non-management directors to meet regularly in executive session. The board has appointed Mr. Appleton as the lead independent director to coordinate the activities of non-management directors, to serve as the principal liaison between the non-management directors and the chairman, and to preside over the executive sessions of the non-management directors. We have instituted a procedure through which interested parties can make their concerns known to the non-management directors either individually, or as a group. These procedures are available on our website at http://www.national.com/invest.

        We invite our board members to and expect them to attend the annual stockholders' meeting, it being understood that sometimes a director may have to miss the meeting for a valid reason. All of our directors except one attended our 2003 annual meeting of stockholders.

Director Independence

        New York Stock Exchange rules require a majority of our board of directors to be independent of the Company and its management. The board of directors is required under these rules to make affirmative independence determinations based on all relevant facts and circumstances as well as under specific rules specified by the New York Stock Exchange. Our board has affirmatively determined that all of its members are independent under these rules, except for Mr. Halla, who is an employee of the Company. In making these determinations, the board considered all facts and circumstances that might bear on the materiality of a director's relationship with the Company, including those relating to organizations with which the director has an affiliation.

Board Committees

        We have three standing board committees: audit, compensation, and director affairs. More information on each committee is presented below:

Audit Committee

        The Audit Committee meets with management and our independent and internal auditors to consider the adequacy of the Company's internal controls and other financial reporting and disclosure matters. As required by the Sarbanes-Oxley Act of 2002 and implementing rules of the Securities and Exchange Commission, the Audit Committee is directly responsible for the engagement, including the appointment, compensation, retention and oversight of the work of, the Company's independent auditors, and the independent auditors report directly to the Audit Committee. The Committee discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The Audit Committee held eleven meetings during fiscal 2004. Mr. Arnold is Chairman of the Audit Committee and the other members are Mr. Danzig and Mr. Frankenberg. Our board has determined that all members of the Audit Committee satisfy both New York Stock Exchange and SEC standards for independence and are considered to be financially literate. The board has also determined that Mr. Arnold qualifies as "an audit committee financial expert" under the rules of both the Securities and Exchange Commission and the New York Stock Exchange.

        SEC regulations require that the Charter of the Audit Committee be included in the proxy statement at least once every three years. We first included our Audit Committee's Charter in our 2001 proxy statement. The Audit Committee Charter was revised during fiscal 2004 and is attached to this proxy as Appendix A.

        We have instituted procedures for employees to submit, anonymously and confidentially, concerns regarding questionable accounting or auditing matters and other legal compliance concerns. These procedures are outlined in our Code of Business Conduct and Ethics, which is on our website at http://www.national.com/invest.

Compensation Committee

        The Compensation Committee is responsible for administering stock compensation plans, reviewing and evaluating compensation programs and plans, and establishing and administering compensation policy and executive pay programs for the executive officers, including setting compensation, base salary, and incentive awards. The Compensation Committee is also responsible for recommending amendments to the stock compensation plans and certain other compensation plans and, in some cases, amending these plans. The Compensation Committee met five times in fiscal 2004. Mr. McCracken is Chairman of the Compensation Committee and the other members are Mr. Appleton and Dr. Maidique. The board has determined that all members of the Compensation Committee meet the independence standards set by the New York Stock Exchange. The Compensation Committee's Charter can be found on our website at http://www.national.com/invest.

Director Affairs Committee

        The Director Affairs Committee recommends director candidates, reviews nonemployee director compensation, reviews corporate governance policies and procedures, reviews the general responsibilities and functions of the board and oversees the evaluation of the board. Dr. Maidique is Chairman of the Director Affairs Committee and the other members are Mr. Appleton, Mr. Danzig, Mr. Frankenberg and Mr. McCracken. The board has determined that all members of the Director Affairs Committee meet the independence standards set by the New York Stock Exchange. This committee met four times during fiscal year 2004. The Director Affairs Committee's Charter is available on our website at http://www.national.com/invest.

Stockholder Recommendations for Director Candidates

        The Director Affairs Committee will consider candidates recommended by stockholders of the Company. Any stockholder who wishes to recommend a prospective board nominee for the Committee to consider can write the Chairman of the Director Affairs Committee, c/o Brian L. Halla, Chairman, President and CEO, National Semiconductor Corporation, P.O. Box 58090, 2900 Semiconductor Drive, M/S G3-100, Santa Clara, CA 95052-8090. Recommendations will be referred to the Director Affairs Committee. Any formal nominations of director candidates should be addressed to John M. Clark III, Secretary, National Semiconductor Corporation, P.O. Box 58090, 2900 Semiconductor Drive, M/S G3-135, Santa Clara, CA 95052-8090 and must also comply with the applicable provisions of National's by-laws.

        The Director Affairs Committee evaluates candidates, whether or not recommended by stockholders, with a goal to bringing to the board the best qualified individuals. Evaluation criteria considered include education, background and experience, familiarity with National, the semiconductor industry and international business matters, appreciation of the relationship of the Company's business to the changing needs of our society, and willingness to devote the time required to serve on the board, including attending meetings, reviewing meeting materials in advance and serving all board functions in a professional manner. One or more of these factors may be given more weight in a particular case and no single factor will be viewed as determinative. The Director Affairs Committee may use professional recruiters to identify candidates and, in addition to evaluating candidates recommended by stockholders, considers recommendations from other board members, personal contacts and industry sources. During fiscal 2004, the Director Affairs Committee did not use any recruiters.

Stockholder Communications with the Board

        Stockholders may communicate with the board, its committees, and the non-management directors as a group regarding any matter by addressing communications to the lead independent director, c/o Brian L. Halla, Chairman, President and CEO, National Semiconductor Corporation, P.O. Box 58090, 2900 Semiconductor Drive, M/S G3-100, Santa Clara, CA 95052-8090. All communications should identify the amount and nature of the stockholder's ownership of National stock. The Company Secretary will review all communications prior to delivery. All communications will be delivered unless the Secretary determines that the communication is not from a bona fide stockholder or constitutes a threat of physical harm or violence to National or our officers, employees or directors.

Compensation Committee Interlocks and Insider Participation

        None of our non-employee directors have any material business relationships with us and none of our directors have loans from us. As noted above, the current members of the Compensation Committee are Messrs. Appleton, Maidique, and McCracken. During fiscal year 2004, no member of this Committee was an officer or employee of National or its subsidiaries. No member of this Committee has been an officer of National or had any other relationship we are required to disclose under SEC rules and all members are independent under the standards set by the New York Stock Exchange. No executive officer of National served as a member of the Compensation Committee of, or as a director of, any company where an executive officer of that company was a member of our board or this Committee. We therefore do not have any compensation committee interlocks or insider participation to report.

Director Compensation

        We pay directors who are not employees of National an annual fee of $32,500, plus fees of $2,000 for each board meeting attended and $1,500 for each committee meeting attended. We pay the Chairman of the Director Affairs Committee and the Compensation Committee an additional annual fee of $7,500, while the Chairman of the Audit Committee receives an additional annual fee of $12,500. Directors who are not employees are also reimbursed for actual expenses to attend meetings.

        We also pay a portion of director compensation in stock. Under the Director Stock Plan, a plan approved by stockholders in 1992, each nonemployee director receives 2,000 shares of stock when first elected or appointed to the board and, if the director remains in office, an additional 2,000 shares each following year (numbers reflect adjustment as a result of the stock split). Nonemployee directors may also elect to take their annual fees in stock. During fiscal 2004, a total of 22,452 shares was issued to nonemployee directors under the Director Stock Plan. Under the Director Stock Option Plan, a plan approved by stockholders in 1997, nonemployee directors also receive 10,000 stock options when first elected or appointed to the board and 10,000 stock options each year as long as the director remains in office. During fiscal 2004, a total of 70,000 options with an exercise price of $34.30 was granted to nonemployee directors; as a result of the stock split in May 2004, these numbers were automatically adjusted so that the number of options granted became 140,000 and the exercise price became $17.15. The Director Stock Option Plan does not provide for automatic adjustment of the number of future options granted in the event of a stock split and, as a result, the number of options granted annually to each director remains 10,000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as persons owning over 10% of our stock, to file reports of ownership and changes in ownership of National stock with the SEC. Copies of these reports must also be provided to us. Based upon our review of the copies of these reports provided to us, and written representations that no other reports were required to be filed, we believe that all reporting requirements under Section 16(a) for executive officers, directors and those owning over 10% of the common stock were complied with during fiscal year 2004, except for (i) the late filing by Mr. Appleton, one of our directors, of a Form 4 reporting the acquisition of 700 shares of stock and of a Form 4 reporting the disposition of 300 shares of stock; and (ii) the late filing by Edward J. Sweeney, one of our executive officers, of a Form 4 reporting the acquisition of 700 shares of stock under our employee stock purchase plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has provided the following report:

        The Audit Committee's primary function is to assist the Board of Directors in its oversight of the integrity of the Company's financial systems, including the Company's accounting, auditing, and financial reporting and disclosure processes, and internal control systems. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors; oversees the Company's internal audit function and the Company's compliance with legal and regulatory requirements; and otherwise discharges Audit Committee functions imposed by regulatory requirements. The Committee's responsibilities are more fully described in its Charter which has been adopted by the Board of Directors and is attached in Appendix A to this proxy statement. This Charter was amended during Fiscal Year 2004 in response to new regulatory requirements, including the Sarbanes-Oxley Act of 2002 and related final rules and regulations issued by the Securities and Exchanges Commission (SEC) and the New York Stock Exchange (NYSE). As required by the Charter, the Committee will review and assess the adequacy of its Charter on an annual basis.

        The Audit Committee is composed of three non-employee members, each of whom is independent of the Company, as defined under the New York Stock Exchange listing standards. The Audit Committee also includes at least one independent director who is determined by the Board to have the qualifications of an "audit committee financial expert" in accordance with SEC rules. Mr. Arnold has been designated by the Board of Directors as the audit committee financial expert.

        The Audit Committee held 11 meetings during fiscal year 2004.

        Management is responsible for the preparation, integrity, and objectivity of the Company's consolidated financial statements. It also has responsibility for the reporting process and systems of internal control. KPMG LLP, our independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fairness and conformity of those financial statements to generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee those processes. As required by the Audit Committee Charter, the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with management;

  •
  discussed with KPMG LLP the results of their audit including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees";

  •
  received the written disclosures and the letter from KPMG LLP regarding auditor independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees";

  •
  discussed with KPMG LLP the accounting firm's independence from the Company; and

  •
  considered whether KPMG LLP's provision of non-audit services to the Company is compatible with maintaining the accounting firm's independence from the Company.

        Based on its review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 30, 2004. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the reappointment of KPMG LLP as our independent auditors for fiscal year 2005.

Gary P. Arnold—Chairman
Richard J. Danzig	Robert J. Frankenberg

SECURITY OWNERSHIP OF MANAGEMENT

        The following table shows the number of shares of National common stock (our only class of equity securities outstanding) beneficially owned as of June 30, 2004 by each director, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Brian L. Halla	5,072,508	(1)	1.42%
Steven R. Appleton	75,668	(2)	*
Gary P. Arnold	150,000	(3)	*
Richard J. Danzig	98,000	(4)	*
Robert J. Frankenberg	132,000	(5)	*
E. Floyd Kvamme	267,198	(6)	*
Modesto A. Maidique	64,332	(7)	*
Edward R. McCracken	184,664	(8)	*
Donald Macleod	2,291,061	(9)	*
Kamal K. Aggarwal	1,486,222	(10)	*
Lewis Chew	653,184	(11)	*
Detlev Kunz	258,492	(12)	*
All directors and executive officers as a group	12,099,195	(13)	3.39%

*
Less than 1 percent.

(1)
Includes 628 shares owned by a trust of which Mr. Halla is a beneficiary and 4,836,666 shares which Mr. Halla has the right to acquire within 60 days through the exercise of stock options.

(2)
Includes 60,000 shares which Mr. Appleton has the right to acquire within 60 days through the exercise of stock options.

(3)
Includes 120,000 shares which Mr. Arnold has the right to acquire within 60 days through the exercise of stock options.

(4)
Includes 80,000 shares which Mr. Danzig has the right to acquire within 60 days through the exercise of stock options.

(5)
Includes 120,000 shares which Mr. Frankenberg has the right to acquire within 60 days through the exercise of stock options.

(6)
Includes 130,000 shares which Mr. Kvamme has the right to acquire within 60 days through the exercise of stock options.

(7)
Includes 60,000 shares which Dr. Maidique has the right to acquire within 60 days through the exercise of stock options.

(8)
Includes 80,000 shares which Mr. McCracken has the right to acquire within 60 days through the exercise of stock options.

(9)
Includes 2,205 shares held by a trust of which Mr. Macleod is a beneficiary and 2,188,500 shares which Mr. Macleod has the right to acquire within 60 days through the exercise of stock options.

(10)
Includes 554 shares held by a trust of which Mr. Aggarwal is a beneficiary and 1,464,375 shares which Mr. Aggarwal has the right to acquire within 60 days through the exercise of stock options.

(11)
Includes 468 shares held by a trust of which Mr. Chew is a beneficiary and 633,250 shares which Mr. Chew has the right to acquire within 60 days through the exercise of stock options.

(12)
Includes 92 shares owned by a trust of which Mr. Kunz is a beneficiary and 257,500 shares which Mr. Kunz has the right to acquire within 60 days through the exercise of stock options.

(13)
Includes 868 shares owned by spouses, 10,322 shares owned by trusts of which the officer and/or director is a beneficiary and 11,342,665 shares which can be acquired within 60 days through the exercise of stock options.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows information on compensation paid or accrued by National and our subsidiaries for our chief executive officer and the four other most highly compensated executive officers during fiscal 2004 (collectively referred to as the named executive officers) for the last three fiscal years ended May 30, 2004, May 25, 2003, and May 26, 2002.

Summary Compensation Table(1)

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary $(2)	Bonus ($)		Other Annual Compensation ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)
Brian L. Halla Chairman, President and CEO	2004 2003 2002	$928,736 886,219 864,179	$5,000,000 400,500 700,000			1,000,000 1,280,000 1,600,000	$21,461 30,198 16,948
Donald Macleod Executive Vice President, and Chief Operating Officer	2004 2003 2002	567,483 535,097 536,338	2,200,000 330,000 375,000			420,000 550,000 800,000	21,813 20,896 23,002
Kamal K. Aggarwal Executive Vice President, Central Technology and Manufacturing Group	2004 2003 2002	471,914 441,708 434,114	1,500,000 220,000 300,000			320,000 425,000 530,000	15,215 13,071 11,883
Lewis Chew Senior Vice President, Finance and Chief Financial Officer	2004 2003 2002	363,840 343,603 316,001	900,000 160,000 180,000			260,000 320,000 520,000	14,103 12,332 10,528
Detlev Kunz Senior Vice President, Worldwide Marketing and Sales	2004 2003 2002	348,706 333,090 303,501	775,000 130,650 220,000	(6)	40,683 177,186	230,000 250,000 580,000	13,966 12,709 16,761

(1)
If an item is omitted, there is nothing to report for that item. Principal position is the position held at the end of the fiscal year.

(2)
Salary reflects amount of salary paid during the applicable fiscal year. Amounts are dependent on number of payweeks in the fiscal year.

(3)
Mr. Kunz relocated from Europe to the U.S. in fiscal 2002. 2002 amounts include amounts paid for relocation expenses, housing allowance and reimbursement for payment of taxes, all in connection with the relocation. 2003 amounts include reimbursements for payment of taxes due on amounts paid in connection with relocation. Where no other dollar amount is given, the dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total of the reported annual salary and bonus.

(4)
Represents options granted under the Stock Option Plan and/or the Executive Officer Stock Option Plan. Excludes purchase rights available under the Employees Stock Purchase Plan. All share numbers have been adjusted to reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004.

(5)
Consists of the following:

(a)
contributions and allocations to defined contribution retirement plans:

	Mr. Halla	Mr. Macleod	Mr. Aggarwal	Mr. Chew	Mr. Kunz
2004	$19,859	$11,173	$14,396	$13,473	$13,363
2003	16,819	13,333	12,356	11,433	11,323
2002	15,400	12,150	11,100	9,957	9,106
  (b)
  value of life insurance premiums for term life insurance:

	Mr. Halla	Mr. Macleod	Mr. Aggarwal	Mr. Chew	Mr. Kunz
2004	$1,602	$10,640	$819	$630	$603
2003	1,371	9,653	699	535	516
2002	1,548	8,746	783	571	7,655
  (c)
  refund of insurance demutualization proceeds:

	Mr. Halla	Mr. Macleod	Mr. Aggarwal	Mr. Chew	Mr. Kunz
2003	$12,008	$16	$16	$364	$870
(6)
Includes bonus paid to Mr. Kunz upon promotion.

Stock Options

        The following table shows information concerning stock option grants in fiscal 2004 to the named executive officers:

Option Grants in Last Fiscal Year

Individual Grants

	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)(3)	Expiration Date	Grant Date Present Value ($)(4)
Brian L. Halla	800,000 200,000	5.35 1.34	$11.625 19.15	7/15/09 1/27/10	$5,245,920 2,160,400
Donald Macleod	300,000 120,000	2.00 ..80	11.625 19.15	7/15/09 1/27/10	1,967,220 1,296,240
Kamal K. Aggarwal	240,000 80,000	1.60 ..53	11.625 19.15	7/15/09 1/27/10	1,573,776 864,160
Lewis Chew	180,000 80,000	1.20 ..53	11.625 19.15	7/15/09 1/27/10	1,180,332 864,160
Detlev Kunz	180,000 50,000	1.20 ..33	11.625 19.15	7/15/09 1/27/10	1,180,332 540,100

(1)
All share numbers have been adjusted to reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004. Options were granted under the Executive Officer Stock Option Plan during fiscal 2004. Options are granted at fair market value at the date of grant, and are exercisable while the officer is employed by National and for three months after termination of employment (five years in the case of retirement). The vesting period is measured from the grant date. Options begin to vest one fourth on the first anniversary of the grant date and 1/48 each month thereafter, with full vesting achieved after four years. Each option granted during fiscal 2004 has a maximum term of six years and one day, subject to earlier termination if employment terminates.

(2)
We granted a total of 14,965,330 options to all our employees, including executive officers, during fiscal 2004.

(3)
The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date, or in a combination of cash and stock. We permit payment of all or part of required withholding taxes due upon exercise of the option, by withholding of shares valued at the fair market value of the common stock on the date of exercise that would otherwise be issued upon exercise of the option.

(4)
We chose the Black-Scholes option pricing model to estimate the Grant Date Present Value of the options set forth in the table. Our use of this model should not be construed as an endorsement of its accuracy for measuring options. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded in fiscal 2004: risk-free rate of return of 3.576%, no dividend yield, time of exercise of six years, and volatility factor of 72.06%. The actual value that the executive officer will receive from the stock option grants will depend on the future performance of the stock and the price of the stock at the time of exercise.

Option Exercises

        The following table shows information concerning the named executive officers' exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values (1)

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Brian L. Halla	1,250,000	$12,316,041	4,520,000/3,060,000	$34,399,050/27,033,400
Donald Macleod	239,000	3,728,005	2,063,500/1,382,500	15,486,681/11,871,469
Kamal K. Aggarwal	340,000	3,416,265	1,521,250/1,003,750	11,776,547/8,912,641
Lewis Chew	76,000	874,049	537,000/785,000	3,934,258/6,726,663
Detlev Kunz	340,000	2,752,620	140,000/713,500	544,425/5,964,169

(1)
All share numbers reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004.

(2)
Represents the market value of the underlying shares on the date of exercise less the exercise price.

(3)
Represents the difference between $21.15, the market price of the common stock at fiscal year end, and the exercise price.

Loans

        None of the named executive officers have loans from us.

Employment Contracts and Termination of Employment and Change-of-Control Agreements

        We have change-of-control employment agreements with each executive officer, including the named executive officers. The agreements provide for continued employment of the officer for a period of three years in the event of a change of control of National. If, during the three-year period, the officer's employment is terminated for reasons other than cause, death or disability or if the officer terminates employment for good reason (cause, disability and good reason all as defined in the agreement), the officer will receive a lump-sum cash payment consisting of (i) the officer's base salary through the date of termination; (ii) a proportionate bonus based on the higher of the officer's most recent annual bonus or the bonus for the prior fiscal year (the "highest annual bonus"); (iii) the product of 2.99 times the sum of the officer's base salary and the "highest annual bonus"; and (iv) any unpaid deferred compensation and vacation pay. In addition, the officer will receive continued health and welfare benefits for three years and certain lump-sum payments under pension and retirement plans then in effect. Subject to certain limitations, the officer will receive a gross-up amount to compensate the officer for any Internal Revenue Code golden parachute excise taxes.

        When employment of executive officers is terminated other than in change-of-control situations, executive officers are entitled to receive the same benefits as any other terminating employee, including payment of accrued vacation. Any other benefits a terminating executive may receive are subject to negotiation at the time of termination. In addition, we have a limited program that provides medical and dental coverage for certain retired directors and certain other retired officers who held at least a Vice President title and were appointed by the board.

        The board had adopted a retirement policy for board members providing for the payment of the annual director's fee (currently $32,500 per year) for a period of one half of the number of years the director served on the board, with these payments limited to a maximum of twelve years. The retirement policy was terminated in fiscal 1998 for all current directors who had served for less than six years at that time and it is not available to any other directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's Compensation Committee of the Board of Directors ("the Committee") administers the Company's executive compensation program and stock plans and is responsible for approving and reporting to the Board on all elements of compensation of the Company's executive officers. The Committee's Charter can be found on the Company's website at http://www.national.com/invest.

Committee membership and process

        Consistent with the listing requirements of the New York Stock Exchange, the Committee is composed entirely of independent non-employee directors. Throughout fiscal year 2004, Directors Appleton and Maidique continued to serve as members of the Committee; and Director McCracken continued as Committee Chairman. As part of a rebalancing by the Board of committee assignments, former members Danzig and Frankenberg no longer serve on the Committee. None of the Committee members has any material business relationships with the Company.

        The Committee regularly meets without any employees present to discuss executive compensation matters, including the CEO's compensation package. The Committee has retained the services of an independent compensation consulting firm to assist with executive compensation program design, calibrating the program to Company performance and the competitive market, and monitoring program effectiveness. The Committee has the authority to determine the scope of the firm's services and retains the right to terminate the consultant's contract at any time.

        The Committee's report on executive compensation matters includes:

  •
  a description of the program for fiscal year 2004, and

  •
  the proposed program for fiscal years 2005 and 2006.

Note that since the Company completed a two-for-one stock split which was paid in the form of a 100% stock dividend on May 13, 2004, all share figures in this report have been adjusted to reflect the split.

Compensation Philosophy and Comparative Framework

        The executive compensation program is designed to align each individual executive's compensation with the Company's short-term and long-term performance, based on the following principles:

  •
  Pay for achievement of business and strategic objectives, measured on the Company's financial and operating performance and individual strategic, management and development goals;

  •
  Pay competitively, with compensation set at levels that will attract and retain key employees;

  •
  Align compensation with expectations of stockholders through the use of equity compensation and executive ownership guidelines.

        The compensation program for each named executive officer, and all other officers on the Company's executive staff, consists of four elements:

  •
  Base salary;

  •
  Performance-based annual cash incentive;

  •
  Equity award;

  •
  Other benefits.

        The Company competes for executive talent with companies in semiconductor, electronics and various other sectors of the high technology industry. In evaluating the competitive landscape, the

Committee looks at broad industry, peer group and national survey results in order to align the Company's practices with other companies in the industry.

Executive Compensation in Fiscal 2004

Base Salary

        The Committee reviews salaries annually and in connection with promotions, but does not necessarily make adjustments to an officer's salary each year. In considering an adjustment, the Committee takes into account the base salaries that are paid to senior executives with comparable qualifications, experience and scope at comparative companies. Each year, Mr. Halla presents to the Committee his evaluation of each executive officer, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following Mr. Halla's presentation and a discussion of the competitive market, the Committee considers compensation for each executive.

        As part of the evaluation made in fiscal 2004 for fiscal 2003 performance, there were no adjustments made to base salary for any of the named executive officers or, except in limited instances, for the entire employee population. The Committee felt this was appropriate in view of the relatively weak fiscal 2003 financial performance. Total salary paid in fiscal year 2004 to the named executive officers is shown in the Summary Compensation Table under "Salary."

Executive Officer Incentive Plan

        The Company's Executive Officer Incentive Plan provides for incentive awards, expressed as a percent of base salary and paid based on corporate and individual performance results.

        The Committee approves goals at the beginning of each fiscal year. Individual goals for each officer vary depending on position and areas of responsibility and may include such goals as revenue growth, managing expenses, key customer results, market share, new product introduction, cycle time reduction, and quality targets. At the end of the fiscal year, the Committee reviews the performance of the Company and the officers against the goals. Actual incentives are then calculated based on goal performance, which the Committee certifies has been attained.

        At the beginning of fiscal 2004, the Committee strengthened and aligned the relationship between executive pay and corporate financial performance. To that end, the Committee made a change in the executive compensation program for fiscal 2004 by increasing the target opportunity for the executive officers for achieving two key financial goals: revenue growth and return on invested capital ("ROIC"), in addition to individual operational goals. Mr. Halla's incentive was based primarily on revenue growth and ROIC results.

        In setting these goals, the Committee believed that management should focus on—and be rewarded for—revenue growth and the disciplined use of capital, and that achievement of the goals would likely contribute significantly to long-term stockholder value.

        As illustrated above, revenue for fiscal year 2004 grew 18.57% over 2003 to $1,983M dollars and ROIC improved from 1.5% in 2003 to 21% in 2004. The 2004 performance on both goals far exceeded the maximum performance levels set by the Committee for the annual incentive plan. In addition, the Committee took note of the Company's overall improved financial performance and the Company's one-year total stockholder return of 73.64% and three-year stockholder return of 17.79% in approving the incentive awards (returns calculated based on a May 31 measurement date). Consistent with the goal of aligning payments with performance, the Committee approved incentive payments for the named executive officers as shown in the "Bonus" column in the Summary Compensation Table.

        The Committee has also reviewed and modified the Executive Officer Incentive Plan and is presenting it to stockholders this year for approval. The modifications reflect the Committee's strategy to align the incentive compensation to Company performance. Further information on the revised Executive Officer Incentive Plan can be found in the section on the proposal to approve the amended plan.

Stock option program

        The Company continues to rely on stock options to retain employees and align their interests with those of stockholders. Stock options have always been a major component of the Company's compensation package for officers and for many salaried employees, consistent with practices throughout the semiconductor industry.

        For the past several years, the Committee has been working with the management team to actively reduce the total number of options granted each fiscal year. As part of this plan, total option grants have dropped from approximately 6.7% of common shares outstanding in fiscal year 2001 to 4.2% in fiscal year 2004.

        The goal for fiscal year 2004 was 14 million or approximately 3.8% of common shares outstanding at the beginning of the fiscal year. Actual usage for employee stock options in 2004 was 15.0 million or approximately 4.2% of common shares outstanding at the end of the fiscal year. In recognition of a sharp increase in demand for top engineering talent, the Committee approved management's request to grant additional options during fiscal 2004 to address critical recruiting and retention needs. None of these additional shares were used for recruiting or retaining executive officers.

        As part of the management of the use of stock options, the number of shares allocated to named executive officers, including Mr. Halla, has been reduced. In fiscal 2004, options to purchase 2.2 million shares were granted to named executive officers, down from 2.8 million in fiscal 2003, and a substantial reduction from approximately 4 million shares granted to the named officers in fiscal year 2002. Further reductions are planned for fiscal 2005.

        In fiscal 2004, option grants to executive officers were made only under the stockholder approved Executive Officer Stock Option Plan. Under all Company stock option plans, options are granted at the fair market price on date of grant. All options granted in fiscal 2004 and beyond expire six years and one day after the date of the grant.

        Options granted in fiscal 2004 to the named executive officers are shown in the Summary Compensation Table under "Securities Underlying Options."

Stock ownership requirements

        The Board of Directors, upon the Committee's recommendation, has adopted stock ownership guidelines for the executive officers to ensure that they have a meaningful economic stake in the Company. Executives have four years to satisfy the guidelines, which are expressed as a specified number of shares. The Committee intends to revisit the magnitude of the guidelines from time to time and monitors the executives' progress toward meeting the guidelines annually. Stock held directly by the officer counts toward the requirements. Unexercised stock options, and shares held in National's Retirement and Savings Program do not count toward satisfying the guidelines. The guidelines and each named executive officer's ownership (as of the end of fiscal 2004) are shown in the following table:

Named Officer	Target # of Shares	Actual Shares Owned (5/30/04)
Mr. Halla	200,000	235,214
Mr. Macleod	80,000	100,356
Mr. Aggarwal	20,000	21,293
Mr. Chew	20,000	19,466
Mr. Kunz	20,000	900

Other Benefits

        Prior to fiscal year 2004, executive officers were eligible to participate in the employee stock purchase plan on the same terms made available to all other employees. Effective January 1, 2004, the Company implemented a new stock purchase plan that was approved by stockholders last year that excludes executive officers from future participation. Medical, dental, life, and benefit programs that are made available to all salaried employees are also made available to officers. Officers are also eligible to receive reimbursement for certain financial counseling and medical exam expenses and are eligible to participate in an executive disability plan. Certain officers receive individually owned life insurance policies (for which the officer pays a portion of the cost). Officers also have the opportunity to participate in the Retirement and Savings Program, which has profit sharing and 401(k) components and excess benefit programs entitling them to receive larger allocations and make larger contributions under the program than are otherwise permitted by the Internal Revenue Code.

        The value of certain of these benefits is disclosed in the "Other Annual Compensation" column of the Summary Compensation Table and detail as required by SEC rules is included in the footnotes to the Table.

CEO Compensation in Fiscal 2004

        Brian L. Halla has served as Chairman, President and CEO of the Company since May 1996. The Committee adheres to the same general compensation principles described above to determine Mr. Halla's compensation. In that regard, the Committee has identified specific criteria for evaluating Mr. Halla's performance to be considered in addition to the Company financial results. The criteria include leadership of the Company, maintenance of business ethics and effective governance, employee programs and management succession, productive customer relations, shareholder value and effective Board and shareholder communications. In evaluating Mr. Halla's performance in fiscal 2004, the Chairman of the Committee interviewed Board members and reported his findings on each criterion.

        Mr. Halla's base salary remained at $890,000 during fiscal 2004. As noted above, there were no salary adjustments made in fiscal 2004 except in limited circumstances.

        Mr. Halla's incentive award for fiscal 2004 reflected the Company's outstanding financial performance as measured by revenue growth and ROIC, as discussed above. The Committee therefore approved an incentive award payment of $5 million for Mr. Halla for fiscal 2004.

        Mr. Halla was granted stock options during fiscal 2004 at the same times and the same prices that grants were made on a broad basis to other employees. Mr. Halla's fiscal 2004 grant (on a post-split basis) of 1.0 million shares is more than 20% less than his grant in fiscal 2003. The Committee expects to maintain the strategy to reduce option usage across the board, and therefore intends that Mr. Halla's fiscal 2005 option grant will be less than in fiscal 2004.

        The following graphic demonstrates the shift in mix in Mr. Halla's compensation package reflecting the Committee's decision to create more balance among the components.

Executive Compensation Strategy in Transition

        The Committee views fiscal 2004 and 2005 as transition years for executive compensation. During the past year, the Committee reviewed the Company's entire executive compensation package to determine if the mix between fixed and variable pay continued to be appropriate and whether the balance between short-term cash compensation and long-term equity compensation was aligned with the stockholders' interests and the business strategy. The Committee considered many factors in its deliberations, including the anticipated changes in the accounting treatment of options and performance-based share awards, dilution of earnings per share, incentive value of various equity vehicles, the roles of cash and equity, and the need to retain key talent. Unless delayed, the anticipated accounting changes would become effective for the Company in fiscal year 2006 beginning May 30, 2005.

        As a result, the Committee has designed a new executive compensation program. Implementation began in fiscal year 2004 and is expected to be fully completed during fiscal 2006. The Committee determined that the existing philosophy continued to be appropriate, and the elements of the program continue to be base salary, annual cash incentive, long-term equity awards and benefits. However, the Committee determined that a renewed emphasis on performance would strengthen the alignment with the interests of the Company's stockholders and that the historical mix between cash and equity should be rebalanced. A key component is a proposed new equity program that is being put before stockholders for approval at the upcoming stockholders' meeting, as described below.

New Executive Compensation Program for Fiscal 2005 and 2006

Base salary

        The base salary program remains unchanged. The Committee intends to continue to determine the executive officers' base salaries as described above.

Annual incentive

        Upon review, the Committee has decided to continue the increased emphasis on annual corporate financial performance that it implemented in fiscal 2004. The increased incentive opportunities will be maintained in fiscal 2005 with a focus on key financial metrics, which may be expressed in absolute terms or relative to the performance of industry peers. Goals may change in future fiscal years in order to maintain alignment with the business strategy and in response to changing market conditions.

Equity strategy

        The Committee focused considerable attention during fiscal 2004 on determining the appropriate equity strategy going forward for the executives and the rest of the employee population that is eligible for equity awards. The Committee looked at the accounting cost of a variety of strategies, the impact on share dilution, and the value delivered to employees.

        As noted above, the Company has relied almost exclusively on conventional stock options for equity compensation. There has been selective use of restricted stock that vested based on continued service for a limited number of technical employees with expertise the Company considers critical. The Committee has determined that this equity strategy continues to be not only the best, but an essential, strategy for the Company to attract and retain employees other than executive officers.

        After reviewing several alternative strategies for executive officer equity awards, the Committee decided that for fiscal 2005, it would continue to use stock options for executive officers. However, grant levels for 2005 are significantly lower than for fiscal 2004 so that the Company can manage to a 2% usage rate for all equity programs (other than the broad-based employee stock purchase plan).

        Beginning with fiscal year 2006 (when the proposed accounting rule changes are expected to become effective for the Company), the Committee has decided that the management team should receive equity awards that are more closely aligned to the Company's performance.

        Fiscal 2005 option grants will nearly deplete the Executive Officer Stock Option Plan. Without a new plan, the Committee cannot implement the performance-focused equity strategy it has determined to be appropriate for fiscal 2006. Therefore, the Company is requesting that stockholders approve a new equity plan that will enable the Company to grant performance share units and other equity awards to executive officers. The proposed plan is more fully described in the section on the proposal to approve the plan.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

        The Internal Revenue Code precludes the Company from taking a deduction for compensation in excess of $1 million for the named executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. The Company's policy is to qualify, to the extent deemed reasonable by the Committee, the compensation of executive officers for deductibility under applicable tax laws and the Company's incentive and stock option plans are designed accordingly. However, because the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to further the Company's success while also aligning compensation to performance, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. The Committee specifically recognizes that portions of the incentive compensation for fiscal 2004 for the named executive officers, including Mr. Halla, may not be deductible.

Edward R. McCracken—Chairman

Steven R. Appleton	Modesto A. Maidique

EQUITY COMPENSATION PLANS

        The following table summarizes share and exercise price information about our equity compensation plans as of May 30, 2004. All share numbers have been adjusted to reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity Compensation Plans Approved by Shareholders:
Option Plans(1)	23,631,486	$13.99	3,057,762
Employee Stock Purchase Plan	—	—	15,574,734
Director Stock Plan	—	—	169,196
Equity Compensation Plans Not Approved by Shareholders:
Option Plans(2)	59,160,858	$14.63	50,747,346
Restricted Stock Plan	—	—	2,014,168

Total	82,792,344		71,563,206

(1)
Includes options issued under the Stock Option Plan, Executive Officer Stock Option Plan and Director Stock Option Plan.

(2)
Includes options issued under the 1997 Employees Stock Option Plan, options assumed in the ComCore acquisition, options granted to our former chairman upon his retirement, and options issued as part of the consideration paid for DigitalQuake.

Information about our Equity Compensation Plans not Approved by Stockholders

        The 1997 Employees Stock Option Plan provides for the grant of nonqualified stock options to employees who are not executive officers of the Company. Options are granted at market price on the date of grant and can expire up to a maximum of ten years and one day after grant or three months after termination of employment (up to five years after termination due to death, disability or retirement), whichever occurs first. All options granted in fiscal 2004 expire six years and one day after date of grant. Options can vest after six months; all options granted in fiscal 2004 begin to vest after one year, with vesting completed ratably over four years. At the end of fiscal 2004, options to purchase 58,823,108 shares with a weighted-average exercise price of $14.66 were outstanding under this plan. We amended this plan after the end of fiscal 2004 to limit the maximum term of options to six years and one day, to prohibit regrants or repricing of options, and to limit the number of options granted under the plan in any one fiscal year to no more than two percent of the number of shares of our issued and outstanding common stock. These amendments cannot be changed without approval by the stockholders of the Company.

        The option granted to our former chairman was granted in 1995 upon his retirement after more than twenty years of service. The option was granted at $13.94 per share, the market price on the date of grant, expires ten years and one day after grant, and became exercisable ratably after a four-year period. At the end of fiscal 2004, there were options to purchase 165,000 shares outstanding under this grant.

        In connection with the DigitalQuake acquisition in fiscal 2003, we granted options to purchase an aggregate of 261,396 shares of common stock at $7.93 to five founding shareholders of DigitalQuake. These options were granted at the market price on the date of grant and become exercisable in two equal installments, one and two years after the date of grant. The option gives the DigitalQuake founding shareholders the right to receive all or a portion of their installment payments of the purchase price paid for DigitalQuake in cash or stock, subject to remaining employed by National. At the end of fiscal 2004, options to purchase 172,186 shares remained outstanding under this grant.

        Our Restricted Stock Plan authorizes issuance of restricted stock to employees who are not officers of the Company. The plan has been made available to a limited group of employees with technical expertise we consider important. The restrictions expire over time, ranging from two to six years after issuance.

Options Assumed in Acquisitions:

        We assumed ComCore's outstanding obligations under its stock option plan and stock option agreements with its employees and consultants when we acquired ComCore in fiscal 1998. Each optionee received an option for equivalent shares of our common stock based on the exchange rate used in the acquisition agreement. These options expire up to a maximum of ten years after the date of grant, subject to earlier expiration upon termination of employment. No more options have been or will be granted under this plan. At the end of fiscal 2004, options to purchase 565 shares of common stock with a weighted average exercise price of $0.50 were outstanding under the ComCore plan.

COMPANY STOCK PRICE PERFORMANCE

        The following graph compares a $100 investment in National stock at the beginning of a five year period, with a similar investment in the Standard & Poor's 500 Stock Index and Standard & Poor's 500 Semiconductor Industry Index. It shows cumulative total returns over the five year period, assuming reinvestment of dividends.

Comparison of Five Year Cumulative Total Return* Among National,
S&P 500 Index and S&P 500 Semiconductor Industry Index

Total Stockholder Returns

	May 99	May 00	May 01	May 02	May 03	May 04
National Semiconductor Corp.	$100.00	$277.42	$145.15	$165.84	$115.78	$223.71
S&P 500 Index	$100.00	$110.48	$114.25	$85.32	$74.80	$91.24
S&P 500 Semiconductor Industry Index	$100.00	$243.48	$99.21	$95.10	$64.55	$95.07

*
Assumes $100 invested on 5/31/99 in stock or index, including reinvestment of dividends.

        Notwithstanding anything to the contrary stated in anything we have previously filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings (including all or any part of this proxy statement), the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Stock Price Performance Graph shall not be incorporated by reference into such filings; nor shall the reports or graph be incorporated by reference into future filings.

OUTSTANDING CAPITAL STOCK, QUORUM AND VOTING

        Our common stock is our only class of voting capital stock, and it is traded on the New York Stock Exchange and the Pacific Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on August 13, 2004. At the close of business on that date, we had issued and outstanding 358,099,503 shares of common stock and the closing price of the common stock as reported in The New York Times' New York Stock Exchange composite transactions was $13.87.

        The holders of a majority of the issued and outstanding shares of the common stock have to be present, in person or by proxy, to constitute a quorum at the 2004 annual meeting of stockholders. Shares that are voted "FOR," "AGAINST," or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and broker non-votes count for determining a quorum. Abstentions have the effect of a vote against the proposal because they will count in the number of shares present and entitled to vote on the proposal, but will not be voted in favor. Broker non-votes are not counted in determining the number of shares voted on proposals and therefore do not affect the outcome of voting on a particular proposal. Each holder of common stock is entitled to one vote for each share held.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows the beneficial ownership of more than 5% of National's outstanding common stock as of June 30, 2004 as reported to the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp 82 Devonshire Street Boston, MA 02109	55,080,232	(1)	15.43%
Ralph V. Whitworth Relational Investors, LLC 11975 El Camino Real, Suite 300 San Diego, CA 92130	22,533,400	(3)	6.31%

(1)
Includes 3,670,848 shares of which FMR Corp. has sole voting power and 55,080,232 shares of which FMR Corp. has sole dispositive power. The information concerning shares owned is from a Schedule 13-G dated February 16, 2004, filed jointly by FMR Corp. on behalf of: itself; its wholly owned subsidiaries Fidelity Management & Research Company, Fidelity Management Trust Company and Strategic Advisers, Inc.; Edward C. Johnson 3rd, chairman and owner of 12.0% of the aggregate outstanding voting stock of FMR Corp.; Abigail Johnson, director and owner of 24.5% of the aggregate outstanding voting stock of FMR Corp.; Fidelity Growth Company Fund, one of the Fidelity Funds; and Fidelity International Limited, of which Edward C. Johnson 3rd is chairman and 39.89% of which is owned by a partnership controlled by Edward C. Johnson 3rd and members of his family.

(2)
Includes 22,533,400 shares of which Ralph V. Whitworth and Relational Investors, LLC have sole voting and dispositive power. The information concerning shares owned is from a Schedule 13-D (Amendment No. 4) dated June 10, 2004 filed jointly by Relational Investors, L.P. ("RILP"), Relational Fund Partners, L.P. ("RFP"), Relational Coast Partners, L.P. ("RCP"), Relational Partners, L.P. ("RP"), RH Fund 1, L.P. ("RH1"), RH Fund 2, L.P. ("RH2"), Relational Investors III, L.P. ("RIIII"), RH Fund 4, L.P. ("RH4"), RH Fund 6 L.P. ("RH6"), RH Fund 7, L.P. ("RH7"), Relational Investors VIII, L.P. ("RI VIII"), Relational Investors, LLC ("RILLC"), Ralph V. Whitworth, David H. Batchelder, Joel L. Reed and James J. Zehentbauer. RILLC is the sole general partner of RILP, RFP, RCP, RP, RH1, RH2, RH4, RH6, RH7 and RI VIII and the sole managing member of the general partner of RIIII, RILP, RFP, RCP, RP, RH1, RH2, RIIII, RH4, RH6, RH7, and RI VIII. Messrs. Whitworth, Batchelder and Zehentbauer are the principals of RILLC and Mr. Reed is the principal of Relational Advisors LLC.

Agreements with Certain Beneficial Owners

        As noted above, Ralph V. Whitworth and Relational Investors, LLC and other funds and partnerships controlled by Relational Investors, LLC (all collectively, "Relational") own approximately 6.31% of our common stock. Pursuant to a previously disclosed agreement dated July 21, 2003 between National and Relational, we agreed among other things, to have periodic meetings with representatives of Relational until our 2004 annual meeting to discuss any concerns they may have. Although Relational expressed in its Schedule 13-D dated June 14, 2004 its intention to retain a position of at least 5% of the Company's stock, the agreement would terminate by its terms if Relational ceases to own at least 5% of our currently outstanding shares.

STOCKHOLDER PROPOSALS

        In order to be included in next year's proxy statement and proxy card to be used in connection with our 2005 annual meeting of stockholders, stockholder proposals must be received in writing by us no earlier than May 3, 2005 and no later than June 2, 2005. Any proposal received after June 2, 2005 will be considered untimely. The proposals must also comply with applicable law and regulations and should be directed to our Secretary at the following address: Secretary, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, M/S G3-135, Santa Clara, CA 95052-8090. The proxies designated by our board of directors will have discretionary authority to vote on any matters properly presented by a stockholder for consideration at our 2005 annual meeting of stockholders but not otherwise submitted for inclusion in the proxy materials for the meeting unless notice of the matter is received by us on or before July 11, 2005 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

ANNUAL REPORT

        The annual report for our fiscal year ended May 30, 2004, has been mailed to you with or shortly before this proxy statement. You should read this report carefully for financial and other information about National. However, unless pages from the annual report are specifically incorporated in this proxy statement, they are not to be considered part of the proxy soliciting material.

FORM 10-K

        We will provide free of charge via first class mail to any person who receives this proxy statement a copy of our annual report on Form 10-K filed with the Securities and Exchange Commission (excluding exhibits). In order to receive the Form 10-K, please send your written request to: Investor Relations, Mail Stop G2-397, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090; telephone number (408) 721-5800. You may also obtain a copy of our Form 10-K, as well as other reports we have filed with the SEC, on our website located at http://www.national.com/invest.

KEEP YOUR ADDRESS CURRENT

        It is important that you keep our transfer agent, EquiServe Trust Company N.A., informed of your current address. The escheat laws are being increasingly enforced by many states. This has forced us to report to a number of states the names of stockholders whose mailings have been returned to us as undeliverable. Once your name has been reported to the state, your shares can be "sold" by the state (even if the state does not have physical possession of your stock certificate) and you must go to the state to retrieve the value of your shares. EquiServe Trust Company N.A.'s address is P.O. Box 43023, Providence, Rhode Island 02940-3023, phone number: 1-877-498-8865 or 1-781-575-4593; web address: http:/ /www.equiserve.com.

INCORPORATION BY REFERENCE

        As provided by Schedule 14A under the Securities Exchange Act of 1934, the section entitled "Executive Officers of the Registrant" from Part I of our Annual Report on Form 10-K for the fiscal year ended May 30, 2004 is incorporated by reference.

OTHER MATTERS

        We do not know of any other matters that will be brought before the meeting. If any other matters are properly brought before the meeting, however, the individuals named in the proxy card will use their best judgment to vote proxies given to them.

        Whether or not you plan to attend the meeting, please provide your proxy as soon as possible either by telephone, the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

JOHN M. CLARK III Secretary

August 25, 2004

APPENDIX A

NATIONAL SEMICONDUCTOR CORPORATION

AUDIT COMMITTEE CHARTER

I.     Purpose and Objectives

        The Audit Committee ("Committee") shall assist Board oversight of (i) the integrity of the Company's financial statements, including the Company's accounting, auditing and financial reporting and disclosure processes and internal control systems; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditors; (iv) the Company's compliance with legal and regulatory requirements; and (v) otherwise discharge the functions of the Audit Committee imposed by all regulatory requirements.

II.    Organization

        The Committee shall consist of at least three and not more than five directors, each of who shall satisfy the applicable independence and experience requirements of the Securities and Exchange Commission, the New York Stock Exchange and any other pertinent regulatory requirement.

        All members of the Committee shall be financially literate, as determined by the Board of Directors in its business judgment, and there shall be at least one member who qualifies as an audit committee financial expert as defined by the Securities and Exchange Commission and at least one member shall have accounting or related financial management expertise. Committee members who require assistance in enhancing their familiarity with such subject matters shall participate in educational programs conducted by the Company or an outside consultant. Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service could not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

        Committee members shall be annually appointed by the Board taking into consideration recommendations on composition made by the Director Affairs Committee. Committee members shall serve until their successors are duly appointed and qualified. The Committee's Chairman shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairman by vote of the majority of the full Committee. The Company's Secretary shall act as secretary of the Committee, and will take and distribute minutes of the Committee's proceedings.

        The Committee may form and delegate authority to subcommittees when appropriate. Such subcommittee shall be composed solely of independent directors and have a published subcommittee charter.

III.  Structure and Meetings

        The Committee will meet in regular meetings at least quarterly and will hold as many additional meetings as it deems necessary to discharge its duties and functions, including meetings to review the Company's press releases containing financial statements and the Company's periodic SEC filings. The Committee shall also meet separately and periodically with management, the Director of Internal Audit, and the independent auditors. The Committee may request, in its discretion, any officer or employee of the Company (including Internal Audit personnel) or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        The Chairman of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency of meetings and the length of and agenda for each meeting. The Chairman will ensure that the agenda for each meeting is circulated in advance of the meeting.

        The Committee shall make regular reports to the Board.

III.  Responsibilities

        The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

1.    Charter Review

  •
  At least annually, review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

2.    Independent Auditors

  •
  Appoint, retain, evaluate and, when appropriate, replace the Company's independent auditors engaged to prepare and/or issue an audit report or perform other audit, review or attest services for the Company. Selection of the independent auditor shall be subject to stockholder ratification. The Committee shall be responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

  •
  Review and pre-approve the audit services and permitted non-audit services to be rendered by the independent auditors before such auditors are engaged to render such services. The Committee may delegate its authority to pre-approve services to the Chairman, who shall, in turn, present any such delegated approvals to the full Committee at the next Committee meeting.

  •
  Review and pre-approve all fees and compensation paid the independent auditors and all other terms of the engagement.

  •
  Review with the independent auditor on at least an annual basis the matters required by Independence Standards Board Standard No. 1 and other regulatory requirements relating to auditor independence. Review and discuss with the independent auditor any relationship (including relationships between the Company and the independent auditor) or services that may impact the objectivity and independence of the auditor and take appropriate action to ensure the independence of the auditor.

  •
  Review and discuss with the independent auditor the report the independent auditor is required to make to the Committee regarding (i) all critical accounting policies and practices; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of alternative disclosures and treatments and the treatment preferred by the independent auditor; (iii) other material written communications between the independent auditor and management, including the management letter and any schedule of unadjusted audit differences; (iv) material weaknesses in the Company's systems of internal control; and (v) all material correcting adjustments identified by the independent auditor.

  •
  Review and discuss with management and the independent auditor (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues relating to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analysis prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analysis of the effects of alternative GAAP methods on the Company's financial statements; (iii) any accounting adjustments that were noted or proposed by the independent auditor but were "passed" as immaterial or otherwise; and (iv) any communications between the audit team and the independent auditor's national office with respect to auditing or accounting issues presented by the engagement.

  •
  Review the scope and extent of the independent auditor's annual audit, including factors identified by the independent auditor in determining the scope of the annual audit and major risk factors. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  •
  Review and discuss with the independent auditor on a continuing basis the matters required by Statement of Auditing Standards No. 61 as then in effect and other regulatory requirements relating to the conduct of the audit, including results of the annual audit, any restrictions on the scope of auditor activities, disputes between management and the independent auditor, and the methods used to account for significant unusual transactions.

  •
  Obtain and review at least annually a report from the independent auditor describing the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors.

  •
  Review and evaluate the lead partner of the independent auditor, taking into account opinions of management and the Company's internal audit personnel.

  •
  Confirm with the independent auditor that the independent auditor is in compliance with the SEC's requirements concerning the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

  •
  Set clear hiring policies for employees or former employees of the independent auditors.

  •
  Present the Committee's conclusions with respect to the independent auditor to the Board.

3.    Financial Reporting

  •
  Review and discuss with management and the independent auditor the Company's audited annual and unaudited quarterly financial statements and other related financial information, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and analysis of significant, and/or unusual accounting and reporting judgments made in connection with the preparation of the Company's financial statements. Determine whether the audited annual financial statements should be included in the annual report on Form 10-K and whether the unaudited quarterly financial statements should be included in the quarterly report on Form 10-Q.

  •
  Review and discuss with management and the independent auditor the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance contained in press releases and provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made and need not take place in advance of each instance in which the Company may provide earnings guidance.

  •
  Review and approve major changes in the Company's accounting and reporting principles and practices as may be recommended by management, the independent auditor, or internal auditors.

  •
  Periodically review the Company's financial reporting process.

  •
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  •
  Prepare an Audit Committee report as required by the SEC to be included in the Company's annual proxy statement.

4.    Risk Assessment and Risk Management

  •
  Review and discuss with management risk assessment and risk management policies, including review of the Company's major financial risk exposures and steps management has taken to monitor and control such exposures.

5.    Internal Audit

  •
  Review at least annually with the senior internal auditing executive the Internal Audit department's organizational structure and qualifications, activities and project plans, and significant results of completed audits and projects.

  •
  Review and ratify management's selection, replacement, reassignment or dismissal of the senior internal auditing executive and ensure that such executive maintains appropriate independence. (These responsibilities may be delegated to the Audit Committee Chairman.) The senior internal auditing executive shall report functionally to the Committee and administratively to the Chief Financial Officer.

  •
  Ensure that the senior internal auditing executive has full, free and direct access at any time to the Committee.

6.    Corporate Governance/Compliance Oversight Responsibilities

  •
  Maintain responsibility for the Code of Business Conduct and Ethics ("Code") and ensure the Company properly communicates, monitors and enforces the Code.

  •
  Review and respond to any requests for waivers to the Code relating to or requested by Designated Executives and non-employee directors.

  •
  Establish procedures for receipt, retention, investigation and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or internal control matters. Conduct investigations of such complaints and concerns submitted to the Committee.

  •
  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

  •
  Obtain assurances from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of affiliated party transactions which could have a material impact on the Company's financial statements. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  •
  Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

  •
  Meet periodically with the Company's legal counsel to review regulatory and legal matters that could have a significant impact on the Company's financial statements, compliance policies and programs.

  •
  Review annually a summary of officers' expenses and officers' use of corporate assets.

7.    Other

  •
  Annually review and evaluate the Committee's own performance.

  •
  Report regularly to Board of Directors and specifically review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

  •
  Conduct or authorize investigations into matters deemed necessary and appropriate to execute the Committee's responsibilities under this Charter.

IV.    Committee Resources

        The Committee shall have unrestricted access to Company personnel, records, and information needed to execute its responsibilities. The Committee shall also have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall have the sole authority to retain and terminate any third party or consultant used to assist in the performance of its duties. The Committee shall have the sole authority to: (i) determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee; and (ii) set other consultant retention terms. The Company shall provide all funding deemed necessary by the Committee for such consultants and resources, including the funding for the compensation of the independent auditors and payment of the Committee's ordinary administrative expenses that are necessary or appropriate in carrying out the Committee's duties.

V.     Limitation of Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

NATIONAL SEMICONDUCTOR CORPORATION

EXECUTIVE OFFICER INCENTIVE PLAN

(as amended effective July 14, 2004)

1.     Objectives.

        The National Semiconductor Corporation Executive Officer Incentive Plan (the "Plan") is designed to retain executives and reward them for making major contributions to the success and profitability of the Company. These objectives are accomplished by making incentive Awards under the Plan.

2.     Definitions.

        (a)   Award—The Award to a Plan participant pursuant to terms and conditions of the Plan.

        (b)   Award Agreement—An agreement between the Company and a participant that sets forth the terms, conditions and limitations applicable to an Award.

        (c)   Board—The Board of Directors of National Semiconductor Corporation.

        (d)   Code—The Internal Revenue Code of 1986, as amended from time to time.

        (e)   Committee—The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be comprised solely of directors who are both "outside directors" under Section 162(m) of the Code, and "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934.

        (f)    Company—National Semiconductor Corporation ("NSC") and any other corporation in which NSC controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

        (g)   Executive Officer—Any officer of the Company identified by the Company in its annual report on Form 10-K filed with the Securities and Exchange Commission as an executive officer of the Company.

        (h)   Target Award—The Award expressed as a percentage of annualized base remuneration that may be earned by a participant for achievement of the target level of performance.

3.     Eligibility.

        Only Executive Officers are eligible for participation in the Plan.

4.     Administration.

        The Plan shall be administered by the Committee which shall have full power and authority to construe, interpret and administer the Plan. Each decision of the Committee shall be final, conclusive and binding upon all persons. Within no later than ninety (90) days after the start of each fiscal year, the Committee shall: (i) determine which Executive Officers are in positions in which they are likely to make substantial contributions to the Company's success and therefore participate in the Plan for the fiscal year; (ii) set Target Awards for each participant; (iii) establish performance goals and performance goal measures as provided by Section 5; and (iv) establish the terms and conditions of the Award Agreement in effect for the applicable fiscal year.

5.     Performance Goals.

        (a)   The Committee shall establish performance goals applicable to a particular fiscal year within no later than ninety (90) days after the start of the fiscal year while the outcome of the performance goal is substantially uncertain.

        (b)   Each performance goal applicable to a fiscal year shall identify one or more business criteria that is to be monitored during the fiscal year. Such business criteria include any of the following:

        Financial Business Criteria:

Net income	Earnings per share
Debt reduction	Cash flow
Stockholder return	Revenue
Return on investment	Revenue growth
Return on invested capital	Return on net assets
Return on equity	Profit before tax
Gross operating profit	Profit after tax
Return on research and	Market capitalization
development investment	Total stockholder return
Margin

        Performance goals based on financial business criteria may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

        Strategic and Operational Business Criteria:

Quality improvements
Cycle time reductions
Manufacturing improvements
    and/or efficiencies
Strategic positioning
    programs
Business/information
    systems improvements
Infrastructure support
    programs
Human resource programs
New product releases
Operational and strategic
programs	Market share
Reduction in product returns
Customer satisfaction
    improvements
Compensation/review
program improvements
Expense management
Customer request date
    performance
New product revenue
Customer programs
Technology development
programs

        (c)   The Committee shall determine the target level of performance that must be achieved with respect to each criteria that is identified in a performance goal in order for a performance goal to be treated as attained. In establishing the target level, the Committee will specify the measures to be used to evaluate performance goal achievement and the weighting of each performance goal. The Committee may also establish minimum threshold and maximum performance criteria.

        (d)   The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criteria, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another.

        (e)   At the time the Committee sets performance goals, the Committee will establish the Target Award for each participant.

6.     Awards.

        (a)   The Committee shall make Awards only in the event the Committee certifies in writing prior to payment of the Award that the performance goal or goals under which the Award is to be paid has or have been attained.

        (b)   Depending on performance, actual Awards may vary from the Target Award, reflecting the minimum threshold to the maximum performance level of goal achievement. The maximum Award payable under this Plan to any participant for any fiscal year shall be the lesser of $6 million (six million dollars) or 600% of the participant's annualized base remuneration at the end of the fiscal year.

        (c)   The Committee in its sole and absolute discretion may reduce but not increase the amount of an Award otherwise payable to a participant upon attainment of the performance goal or goals established for a fiscal year.

        (d)   A participant's performance must be satisfactory, regardless of Company performance, before he or she may be paid an Award.

        (e)   To the extent permitted under regulations issued under Code Section 162(m), in the event the performance goals for a fiscal year are attained, the Committee shall grant all or such portion of an Award for the year as has been earned based on performance achievement to any participant who is appointed or promoted to an Executive Officer position covered by this Plan during the year, or whose employment is terminated during the fiscal year, or who suffers a permanent disability.

7.     Payment of Awards.

        (a)   Each participant shall be paid the Award in cash as soon as practicable after the Committee has determined that Awards have been earned and are payable.

        (b)   Participants who are eligible under the National Semiconductor Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") may elect to make an irrevocable election to defer receipt of all or any portion of any Award pursuant to and in accordance with the terms of the Deferred Compensation Plan.

        (c)   Effective after May 27, 2001, any previously deferred Awards will be consolidated under the Deferred Compensation Plan and will be payable and administered in accordance with the terms of the Deferred Compensation Plan and no longer will be payable under the terms of this Plan. In no event will a participant be entitled to the same amount under this Plan and the Deferred Compensation Plan.

8.     Tax Withholding.

        The Company shall have the right to deduct applicable taxes from any Award payment.

9.     Amendment, Modification, Suspension or Discontinuance of this Plan.

        The Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek stockholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Company's stock is listed or other applicable law or regulation. No amendment, suspension, termination or discontinuance may impair the right of a participant or his or her designated beneficiary to receive any Award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension, termination or discontinuance.

The exercise of the Committee's discretion as permitted by Section 6(c) shall not be deemed to constitute an amendment or modification subject to the provisions of this Section 9.

10.   Termination of Employment.

        If the employment of a participant terminates, other than pursuant to paragraphs (a) and (b) of this Section 10, all unpaid Awards shall be cancelled immediately, unless the Committee in its discretion determines otherwise.

        (a)   Retirement—When a participant's employment terminates as a result of retirement, the participant will receive an Award reflecting performance and actual period of employment during the fiscal year.

        (b)   Death or Disability of a Participant.

            (i)  In the event of a participant's death, the participant's estate or beneficiaries shall have the right to receive an Award reflecting performance and actual period of employment during the fiscal year. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the participant; if none, then (b) to a legal representative of the participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the participant were living.

           (ii)  In the event a participant is disabled, the participant will receive an Award reflecting performance and actual period of employment during the fiscal year. In the event the participant is incapacitated, the Award will be paid to the participant's authorized legal representative.

          (iii)  After the death or disability of a participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; (b) accelerate any or all Awards; and (c) instruct the Company to pay the total of any accelerated payments in a lump sum to the participant, the participant's estate, beneficiaries or representative.

          (iv)  In the event of uncertainty as to interpretation of or controversies concerning this paragraph (b) of Section 10, the Committee's determinations shall be binding and conclusive.

11.   Cancellation and Rescission of Awards.

        Unless the Award Agreement specifies otherwise, the Committee may cancel any unpaid Awards at any time if the participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan. Awards may also be cancelled if the Committee determines that the participant has at any time engaged in activity harmful to the interest of or in competition with the Company.

12.   Nonassignability.

        No Award or any other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

13.   Unfunded Plan.

        The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for payment under the Plan, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Award under the Plan. Any liability of the Company to any participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

14.   No Right to Continued Employment.

        Nothing in this Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

15.   Effective Date.

        The Plan became effective on May 29, 1994. The Committee may terminate or suspend the Plan at any time. No Awards may be made while the Plan is suspended or after it is terminated.

APPENDIX C

NATIONAL SEMICONDUCTOR EXECUTIVE

2005 EXECUTIVE OFFICER EQUITY PLAN

1.     PURPOSE AND OBJECTIVES

        The National Semiconductor 2005 Executive Officer Equity Plan (the "Plan") is designed to align the interests of Executive Officers of National Semiconductor Corporation with the interests of the Company's stockholders and to provide incentives for such Executive Officers to exert maximum efforts for the success of the Company. By extending to Executive Officers the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available executive talent and by rewarding them for their part in increasing the value of the Company's shares.

2.     DEFINITIONS

        Whenever used in this Plan, the following terms shall have the meaning set forth below:

          Award:    The grant of any form of stock, stock option, stock appreciation right, or performance share units whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

          Award Agreement:    An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

          Board:    The board of directors of the Company.

          Code:    The Internal Revenue Code of 1986, as amended.

          Committee:    The committee appointed by the Board to administer the Plan.

          Common Stock:    The Company's common stock, par value $0.50 per share.

          Company:    National Semiconductor Corporation ("NSC") a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

          Disability:    Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company's disability benefit plans or any successor plan thereto.

          Effective Date:    The date this Plan is approved by the Company's stockholders.

          EOIP:    The Company's Executive Officer Incentive Plan.

          Exchange Act:    Securities Exchange Act of 1934, as amended.

          Executive Officer:    Employees of the Company identified as the Company's executive officers in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

          Exercise Price:    Price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

          Fair Market Value:    Opening price per share of the Common Stock on the New York Stock Exchange on the relevant date or if the Common Stock is not traded on such date, then on the immediately preceding trading day on the New York Stock Exchange. Notwithstanding the foregoing, for federal, state and local income tax reporting purposes, the Fair Market Value may be determined by the Committee in accordance with uniform and non-discriminatory standards adopted by it from time to time.

          Fiscal Year:    The fiscal year of the Company.

          Grant Date:    With respect to an Award, the date that the Award was granted.

          Immediate Family:    Parents (including step-parents), spouses, children (including step-children and adopted children) and siblings (including step-siblings.)

          Non-Qualified Stock Option:    Option to purchase shares of Common Stock that is not intended to be an incentive stock option, as that term is defined in the Code.

          Option:    Non-Qualified Stock Option.

          Participant:    An Executive Officer to whom an Award has been made under the Plan.

          Performance Goals:    The goal(s) (or combined goals) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the business criteria specified in Section 6. The Performance Goals may differ from Participant to Participant and from Award to Award.

          Performance Share Units:    Awards to be made under the conditions specified in Section 8.

          Retirement:    Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is ten (10) or more, and (b) the terminating employee has certified to the Chief Financial Officer of the Company that he or she does not intend to engage in a full-time vocation; provided however, that the Committee may in its discretion waive the obligation to deliver a certification that the terminating employee does not intend to engage in a full-time vocation.

          Secretary:    The Secretary of the Company.

          Stock Appreciation Right:    Awards granted to a Participant pursuant to Section 9.

3.     ADMINISTRATION

          3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of directors who both are (a)  "non-employee directors" under Rule 16b-3 under the Exchange Act, (b) "outside directors" under Section 162(m) of the Code; and (c) "independent directors" as required by the listing standards of the New York Stock Exchange.

          3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) approve which Executive Officers shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Executive Officers who are foreign nationals or employed outside of the United States,

  (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules.

          3.3    Decisions Binding.    All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.     SHARES SUBJECT TO THE PLAN

          4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of shares available for issuance under the Plan shall not exceed 3,000,000 which may be unissued shares, or shares acquired by the Company, either on the market or otherwise. The total number of shares of Common Stock that may be delivered upon exercise of Options that may be granted under this Plan shall not exceed 1,000,000 and the total number of shares of Common Stock that can be delivered under the Plan in connection with Performance Share Units and upon settlement of Stock Appreciation Rights shall not exceed 2,000,000.

          4.2    Expired Awards.    If an Award is forfeited, cancelled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall again be available to be the subject of an Award, except as determined by the Committee. Any shares of Common Stock withheld for tax purposes upon payment of an Award shall not again be available to be subject to an Award.

          4.3    Adjustments in Awards and Authorized Shares.    In the event that there is any change in the shares of the Company through any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, then the number of shares of Common Stock that may be delivered under the Plan, the number, class, and price of shares of Common Stock subject to outstanding Awards, and the numerical limits of Section 4.1 shall be appropriately adjusted by the Committee. Notwithstanding the preceding, the number of shares of Common Stock subject to any Award shall always be a whole number.

5.     ELIGIBILITY

        Awards may be granted under the Plan only to Executive Officers of the Company. No Executive Officer shall have the automatic right to receive an Award under this Plan. Once having been selected to receive an Award, an Executive Officer has no right to be selected to receive a future Award.

6.     PERFORMANCE GOALS

        Performance Goals shall identify one or more business criteria, which may include any of the following:

        Financial Business Criteria:

Net income Debt reduction Stockholder return Return on investment Return on invested capital Return on equity Gross operating profit Return on research and development investment Margin	Earnings per share Cash flow Revenue Revenue growth Return on net assets Profit before tax Profit after tax Market capitalization Total stockholder return

        Performance Goals based on financial business criteria may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

        Strategic and Operational Business Criteria:

Quality improvements
Cycle time reductions
Manufacturing improvements and/or
    efficiencies
Strategic positioning programs
Business/information systems
    improvements
Infrastructure support programs
Human resource programs
New product releases
Operational and strategic programs	Market Share
Reduction in product returns
Customer satisfaction improvements
Compensation/review program
    improvements
Expense management
Customer request date performance
New product revenue
Customer programs
Technology development programs

7.     STOCK OPTIONS

          7.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Executive Officers at any time and from time to time as determined by the Committee in its sole discretion. The Committee shall determine the number of shares of Common Stock subject to each Option, provided, however that no one individual may receive a grant of more than 250,000 Options in any one Fiscal Year.

          7.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may provide that Options become exercisable in installments. The terms of the Award Agreement need not be identical for all Participants or for each Option granted.

          7.3    Exercise Price.    The Exercise Price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

          7.4    Term.    The maximum term of any Option shall be six years and one day from the Grant Date. Subject to these limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

          7.5    Performance Requirements.    The Committee may establish performance requirements for exercisability of Options. Performance requirements may be set based upon the achievement of Performance Goals or other specific performance objectives (Company-wide, divisional, or individual.)

          7.6    Exercisability of Options.

            7.6.1    Except as provided in Section 10.1.1, an Option may not be exercised to any extent either by the person to whom it was granted, the grantee's transferee, the grantee's guardian or legal representative or by any person after the grantee's death, unless the person to whom the Option was granted has remained in the continuous employ of the Company for not less than six months from the date when the Option was granted. Otherwise, each Option shall be exercisable as determined by the Committee. Subject to the foregoing, Options shall be exercisable only after the time vesting requirements specified in the Option grant have been satisfied and, if applicable, the Committee has certified in writing that all applicable performance conditions have been met.

            7.6.2    The Committee has the discretion to determine whether Options granted shall be transferable without consideration to the Participant's Immediate Family members or family trusts for the benefit of the Participant's Immediate Family members.

          7.7    Payment of Purchase Price.

            7.7.1    Options shall be exercised by the Participant's delivery of a notice of exercise to the Company's Stock Administration department (or such other designee as the Company may identify), setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares. The notice shall be given in the form and manner specified by the Company from time to time.

            7.7.2    Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, may also permit exercise by tendering previously acquired shares that have been held by the Participant for at least six months that have an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price. As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company's preferred brokers that is designated by the Participant), share certificates (which may be in book entry form) representing such shares.

          7.8    Termination of Employment.    An Option shall terminate and may not be exercised if the Participant to whom it is granted ceases to be continuously employed by the Company, except (subject nevertheless to the last sentence of this Section 7.8): (a) if the Participant's continuous employment is terminated for any reason other than (i) Retirement, (ii) Disability, or (iii) death, the Participant or the Participant's transferee may exercise the Option to the extent that the Participant was entitled to exercise such Option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the Participant shall die within the period of three (3) months following the date of such termination without having exercised such Option, the Option may be exercised within a period of one year following the Participant's death by the Participant's transferee or the person or persons to whom the Participant's rights under the Option otherwise pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (b) if the Participant's continuous employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the Participant or the Participant's transferee, or in the event of the Participant's death, by the persons to whom the Participant's rights under the Option shall pass by will or by the laws of descent or distribution; (c) if the Participant's continuous employment is terminated and within a period of ninety (90) days thereafter the Participant returns to the active payroll as an employee of the Company, the Committee may reinstate any portion of the Option previously granted but not exercised. Nothing contained in this Section 7.8 is intended to extend the stated term of the Option and in no event may an Option be exercised by anyone after the expiration of its stated term.

8.     PERFORMANCE SHARE UNITS

          8.1    Establishment of Performance Share Unit Targets.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may establish for the Executive Officers target awards of Performance Share Units in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall determine the number of Performance Share Unit targets to be established for each Participant, provided, however, that no one individual may have a target of more than 250,000 Performance Share Units established in any one Fiscal Year.

          8.2    Performance Share Unit Agreement.    Performance Share Units shall be evidenced by an agreement that shall specify the target number of Performance Share Units established for the Participant, applicable performance conditions, the performance period which at a minimum shall be two years, a vesting period which may or may not run concurrently to the performance period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          8.3    Performance Conditions.    The Committee shall set performance conditions for Performance Share Units in accordance with this Section 8.3.

            8.3.1    General Performance Conditions.    The Committee may set performance conditions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual).

            8.3.2    Section 162(m) Performance Conditions.    For purposes of qualifying Performance Share Units as "performance-based compensation" under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In qualifying Performance Share Units under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and measuring performance achievement).

          8.4    Award Determination and Calculation.    Awards will be determined at the end of the performance period if a threshold performance level on the performance conditions of 50% has been achieved. At the time of Award determination, the actual number of Performance Share Units earned will be determined, based on achievement of applicable performance goals. The Committee must determine the performance level achieved and certify in writing that the performance ratings and other applicable conditions have been satisfied before Awards can be paid. The actual number of Performance Share Units that may be earned may range from 50% to 150% of the established target and may not exceed 375,000 for any one performance period. Awards will be paid in shares of Common Stock equal to the number of Performance Share Units that has been earned after the Committee has approved the Award and any applicable vesting period thereafter has been satisfied.

          8.5    Transferability.    Prior to actual payment of Awards, Participants shall not have the right to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any rights to Awards. Any attempted disposition thereof shall be null and void and of no effect.

          8.6    Other Conditions.    The Committee may impose such other conditions as it may deem advisable or appropriate in accordance with this Section 8.6.

            8.6.1    General Conditions.    The Committee may set conditions based on applicable federal or state securities laws or any other basis determined by the Committee.

            8.6.2    Termination of Employment.    Each Performance Share Unit Agreement shall provide that any rights to receive shares of Common Stock upon achievement of performance conditions shall terminate immediately upon termination of employment for any reason during the applicable performance and vesting periods; provided, however, that the Committee may provide that no such termination shall occur in the event of a termination of employment because of the Participant's Retirement, Disability or death, in which event the Committee shall have the discretion to determine whether and in what amount an Award is payable. Awards determined by the Committee to be payable upon the Participant's termination of employment by reason of death shall be paid to the person or persons to whom the Participant's rights pass by will or by the laws of descent or distribution. The Committee shall have the discretion to determine the effect of all matters and questions relating to termination of employment, including but not by way of limitation, the question of whether a termination of employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute termination of employment.

9.     STOCK APPRECIATION RIGHTS

          9.1    Grant of Stock Appreciation Rights.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to Executive Officers in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall determine the number of Stock Appreciation Rights to be granted to each Participant, provided, however that no one individual may receive a grant of more than 100,000 Stock Appreciation Rights in any one fiscal year.

          9.2    Stock Appreciation Right Award Agreement.    Each Award of Stock Appreciation Rights shall be evidenced by an Award Agreement that shall specify the number of Stock Appreciation Rights granted, the term, strike price, exercisability, performance conditions, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          9.3    Term.    The Committee shall determine the stated term of each Stock Appreciation Right granted under the Plan but no Stock Appreciation Right shall be exercisable more than six years and one day after the Grant Date.

          9.4    Strike Price.    Unless provided otherwise by the Committee, the strike price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee and set forth in the Award Agreement; provided however, the strike price shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

          9.5    Exercisability.    Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided however, that except as provided in Section 10.1.1, no Stock Appreciation Right shall be exercisable until one year after the Grant Date, and the Committee may provide that Stock Appreciation Rights become exercisable in installments.

          9.6    Performance Requirements.    The Committee shall establish performance requirements for exercisability of Stock Appreciation Rights. Performance requirements may be set based upon achievement of specific performance objectives (Company-wide, divisional or individual.) For purposes of qualifying Stock Appreciation Rights as "performance-based compensation" under Section 162(m) of the Code, the Committee may set performance requirements based on achievement of Performance Goals. In such case, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Stock Appreciation Rights to qualify as "performance-based" compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Appreciation Rights under Section 162(m) of the Code. Stock Appreciation Rights will not be exercisable until the Committee has certified in writing that the performance requirements have been met and vesting requirements have been satisfied.

          9.7    Settlement.    Stock Appreciation Rights may be exercised once the Committee has certified in writing that the applicable performance requirements have been met and the applicable vesting requirements have been satisfied and shall be automatically exercised on the last day of the term of the Stock Appreciation Right, provided the Fair Market Value of the Common Stock exceeds the applicable strike price of the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in shares of Common Stock equal to (a) the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the applicable strike price multiplied by (b) the number of shares of Common Stock in respect of which the Stock Appreciation Right shall have been exercised. Any amounts that may be due for fractional shares shall be paid in cash. As soon as possible after exercise, the Company shall deliver to the Participant (or to one of the Company's preferred brokers that is designated by the Participant) share certificates (which may be in book entry form) representing the shares attributable to the amount due.

          9.8    Transferability.    No Stock Appreciation Right shall be transferable by a Participant other than by (a) will or by laws of descent and distribution or (b) if permitted by the Committee, pursuant to a transfer to the Participant's Immediate Family member or a trust for the benefit of Participant's Immediate Family members. All Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, any person to whom such Stock Appreciation Right is transferred pursuant to this Section 9.8, or after the Participant's death, the person to whom the rights to the Stock Appreciation Right pass by will or by the laws of descent or distribution.

          9.9    Termination of Employment.    A Stock Appreciation Right shall terminate and may not be exercised if the Participant to whom it is granted ceases to be continuously employed by the Company, except (subject nevertheless to the last sentence of this Section 9.9): (a) if the Participant's continuous employment is terminated for any reason other than (i) Retirement, (ii) Disability, or (iii) death, the Participant or the Participant's transferee may exercise the Stock Appreciation Right to the extent that the Participant was entitled to exercise such Stock Appreciation Right at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the Participant shall die within the period of three (3) months following the date of such termination without having exercised such Stock Appreciation Right, the Stock Appreciation Right may be exercised within a period of one year following the Participant's death by the Participant's transferee or the person or persons to whom the Participant's rights under the Stock Appreciation Right otherwise pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (b) if the Participant's continuous employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Stock Appreciation Right may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the Participant or the Participant's transferee, or in the event of the Participant's death, by the persons to whom the Participant's rights under the Stock Appreciation Right shall pass by will or by the laws of descent or distribution; (c) if the Participant's continuous employment is terminated and within a period of ninety (90) days thereafter the Participant returns to the active payroll as an employee of the Company, the Committee may reinstate any portion of the Stock Appreciation Right previously granted but not exercised. Nothing contained in this Section 9.9 is intended to extend the stated term of the Stock Appreciation Right and in no event may a Stock Appreciation Right be exercised by anyone after the expiration of its stated term.

10.   CHANGE-OF-CONTROL PROVISIONS

          10.1    Impact.    Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Award Agreement, in the event of a Change-of-Control:

            10.1.1    any Options and Stock Appreciation Rights outstanding as of the date such Change-of-Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

            10.1.2    the performance conditions imposed under each Performance Share Unit Agreement shall lapse, and each Participant shall be entitled to receive shares of Common Stock equivalent to the target number of Performance Share Units specified in the Performance Share Unit Award Agreement.

          10.2    Definition of Change-of-Control.    For purposes of the Plan, a "Change-of-Control" shall mean the happening of any of the following events:

            10.2.1    The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of the Company's Common Stock (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 10.2.1, the following acquisitions shall not be deemed to result in a Change-of-Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 10.2.3 below; or

            10.2.2    individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            10.2.3    the approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the

    Company or the acquisition of assets of another corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            10.2.4    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          10.3    Change-of-Control Price.    For purposes of the Plan, "Change-of-Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the New York Stock Exchange during the sixty (60) day period prior to and including the date of the Change-of-Control; or (b) if the Change-of-Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination. To the extent that the consideration paid in any transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Board in its sole discretion.

11.   FORFEITURE OF AWARDS

        Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any termination of employment for cause or in the event that a Participant terminates Employment for Retirement and subsequently engages in full-time employment, or any activity of a Participant in competition with the business of the Company, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, or (b) following the exercise or payment of an Award within a period specified by the Committee, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change-of-Control.

12.   TERM; AMENDMENT AND TERMINATION

          12.1    Term of the Plan.    The Plan shall be effective as of the Effective Date and shall remain in effect thereafter until terminated by the Company. Awards outstanding on the Plan's termination date shall not be affected or impaired by the termination of the Plan.

          12.2    Amendment.    The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (a) shall be made without stockholder approval if such approval is required by applicable law, regulatory requirement or stock exchange or accounting rules, or if the Board deems it necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement, (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award or (c) shall cause an Award qualified as performance-based compensation under Section 162(m) of the Code to cease to qualify as such. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

13.   GENERAL PROVISIONS

          13.1    Representation.    The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          13.2    Conditions to Company's Obligation to Issue Stock.    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

            13.2.1    Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

            13.2.2    Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

            13.2.3    Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

          13.3    No Limit on Other Arrangements.    Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its Executive Officers.

          13.4    No Repricings/Regrants/Exchanges/Modifications.    The Committee may not grant new Options, Performance Share Units, or Stock Appreciation Rights in exchange for the cancellation of any other Award made under this Plan or any other plan of the Company. Other than in connection with a change in the Company's capitalization as provided in Section 4.3, neither the Exercise Price of an Option nor the strike price of a Stock Appreciation Right may be reduced without approval of the Company's stockholders. No material amendments may be made to the Plan without the approval of the Company's stockholders.

          13.5    No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any Participant or Executive Officer any right to continued employment, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant or Executive Officer at any time.

          13.6    Tax Withholding.    No later than the date as which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, cash, shares of Common Stock previously owned by the Participant for at least six months duly enclosed for transfer to the Company, or in any combination of the foregoing. If Common Stock that is part of the Award is used to settle tax withholding obligations, the value of such Common Stock may not exceed the maximum withholding rate applicable to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

          13.7    Governing Law.    The Plan, all Award Agreements and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

          13.8    Nontransferability.    Except as otherwise provided in Sections 7.6.2 and 9.8, Awards under the Plan are not transferable except by will or by applicable laws of descent and distribution.

          13.9    Rights as Stockholder.    No Participant (nor any beneficiary or transferee) shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary or transferee, as applicable.)

          13.10    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          13.11    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

DETACH HERE

PROXY

NATIONAL SEMICONDUCTOR CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors
2004 Annual Meeting of Stockholders, October 1, 2004

        The undersigned acknowledges receipt of (a) Notice of 2004 Annual Meeting of the Stockholders of National Semiconductor Corporation (the "Company") to be held on October 1, 2004, (b) accompanying Proxy Statement, and (c) Annual Report of the Company for its fiscal year ended May 30, 2004. The undersigned hereby appoints Brian L. Halla and John M. Clark III, or either of them, with power of substitution and revocation, Proxies of the undersigned to vote all stock of the Company and, if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans shown on the reverse side of this card to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held in Building 31 of the Company's headquarters at 955 Kifer Road, Sunnyvale, California on October 1, 2004 or any adjournment of the meeting, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment of the meeting.

        The Company's Board of Directors Recommends a FOR Vote on Each Item and Shares Will Be So Voted Unless Otherwise Directed.

        You may also vote via telephone or Internet. See instructions on reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NATIONAL SEMICONDUCTOR CORP.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

•    CONSIDER RECEIVING FUTURE NATIONAL PROXY MATERIALS VIA THE INTERNET!

Consider receiving future National Annual Report and Proxy Materials (as well as all other Company communications) in electronic form rather than in printed form. While we have not fully implemented electronic distribution of shareholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save National the future costs of producing, distributing and mailing these materials.

Accessing National's Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access National's Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
[GRAPHIC]
[GRAPHIC]
Log on to the Internet and go to http://www.eproxyvote.com/nsm	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
   DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

        Unless otherwise specified, this proxy will be voted FOR the listed nominees for Directors, FOR approval of KPMG LLP as the Company's independent auditors, FOR approval of the Executive Officer Incentive Plan, as amended, and FOR the adoption of the 2005 Executive Officer Equity Plan.

					FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS.		2.	To approve KPMG LLP as auditors of the Company.	☐	☐	☐
	Nominees:	(01) Brian L. Halla, (02) Steven R. Appleton, (03) Gary P. Arnold, (04) Richard J. Danzig,	3.	To approve the adoption of the Executive Officer Incentive Plan, as amended.	☐	☐	☐
		(05) Robert J. Frankenberg, (06) E. Floyd Kvamme, (07) Modesto A. Maldique, (08) Edward R. McCracken.	4.	To approve the adoption of the 2005 Executive Officer Equity Plan.	☐	☐	☐
		FOR ☐ ☐ WITHHELD		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
	☐	Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of each proposal.
			In their discretion the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

			For participants in the National Semiconductor Corporation Retirement and Savings Program: All shares credited to your Profit Sharing Plan and the NSC Stock Fund of the Savings Plus 401(k) Plan will be voted as you direct unless we have not received your instructions, in which case they will be voted in the same proportion as shares as to which voting instructions have been received from other participants. Shares credited to you under the Stock Bonus Plan cannot be voted unless we receive your instructions.
			PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.
Signature:	Date:	Signature:	Date: